UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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ROLLINS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ROLLINS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Rollins, Inc. a Delaware corporation (“Rollins” or the “Company”), will be held at the Company’s corporate office located at 2170 Piedmont Road, N.E., Atlanta, Georgia, on Tuesday, April 26, 2022, at 12:30 P.M. for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect four Class III director nominees to serve as directors of the Company until our 2025 annual meeting of stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	To consider and vote on a proposal to approve the Rollins, Inc. 2022 Employee Stock Purchase Plan; and
4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Proxy Statement dated March 15, 2022 is attached.

The Board of Directors has fixed the close of business on March 1, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

As permitted by the U.S. Securities and Exchange Commission (the “SEC”) rules, the Company is making the proxy materials relating to the Annual Meeting, including this Proxy Statement and the Company’s 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), available to our stockholders electronically via the internet. On or about March 15, 2022, we mailed to our stockholders an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 26, 2022 (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders to be held on April 26, 2022: The Proxy Statement and Annual Report are available at http://www.viewproxy.com/ROL/2022.

We encourage you to take advantage of the availability of the proxy materials on the internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

BY ORDER OF THE BOARD OF DIRECTORS

Elizabeth B. Chandler
Secretary
Atlanta, Georgia
March 15, 2022

Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the internet by following the instructions on your proxy card or Notice. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

Letter from our Chairman and Chief Executive Officer

To our Stockholders/Shareholders,

On behalf of the Board of Directors, we are pleased to share that we will hold our 2022 Annual Meeting of Stockholders on Tuesday April 26th, 2022, at 12:30 P.M.

As a result of our employees around the globe, we had another year of tremendous growth and solid financial results in 2021. Our operations performed well, and we had impressive growth in all of our business lines. The strength of our brands enabled customers to select, retain and expand our services at very high levels. Living up to our brand promises is a hallmark to the longevity and sustainable business model that we have built at Rollins.

Mission and Strategic Plan

The complexity of our business continues to rise as we acquire more companies and expand our global footprint. As Rollins has evolved over the years to becoming a parent company to many strong brands, our mission and approach for supporting our acquired companies must evolve accordingly so that we can drive and sustain our performance and growth. Over the past several months, we have undergone a concerted effort to revisit our Rollins story and clarify our role and mission so that we can optimize how we guide, govern, and support our rapidly growing company. From this effort, we have developed a new Strategic Plan framework that we will share later this year that is built to guide our actions as a parent company so we are in a better position to support our entire portfolio of brands.

Continued COVID-19 Response

Our success with implementing our business continuity plan continued into 2021 with the constant business adjustment needed to deal with COVID-19. Our workforce was able to work-from-home successfully in order to continue to support our Global Operations Group.

As waves of the pandemic occurred throughout the year, we continued our issuance of personal protective equipment for all customer facing employees.  The trust factor that our customers had in our technicians showed in the continued growth of our pest control and termite and ancillary services.

Environmental, Social and Governance

During 2021, we continued our journey to enhance our focus on Environmental, Social and Governance (ESG) matters in our brands.  We have taken steps and are committed to improving our transparency and results in key areas related to our business and industry.  We believe that these practices improve our people and customers and make good long-term business sense.  A few results from 2021 include:

●	Appointed a Workplace Inclusion Director to lead our diversity, equity and inclusion initiatives;
●	Improvements in key safety metrics;
●	Reevaluated and strengthened our internal controls; and
●	Expansion of “Green” Services for our customers in some of our brands.

Board of Directors Refreshment

During 2021 we demonstrated that we remain committed to assembling the best team to guide us in our pursuit of long-term value for our stakeholders. We continued our evolution to refresh our Board of Directors, by welcoming new members to our Board that all have various experience and expertise. We also said a fond farewell to members of our Board that have served us faithfully over the years. The recent changes to our Board have improved our approach to running our business in an ever-changing business environment.  We are thankful for the continued commitment of time and expertise of our Board members.

Moving Forward

On behalf of our Board of Directors and our employees around the world, we want to thank you for your investment in Rollins, Inc.  We are excited for the future and our ability to deliver long-term shareholder returns.

Gary W. Rollins

Chairman and Chief Executive Officer

PROXY STATEMENT

We are furnishing the proxy materials to stockholders on or about March 15, 2022. The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 26, 2022, Proxy Statement and the Annual Report are available at http://www.viewproxy.com/ROL/2022.

The following information concerning the proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 26, 2022 is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

Three-for-two stock split – All shares, per share and market price data herein have been adjusted for the three-for-two stock split to stockholders of record on November 10, 2020, paid on December 10, 2020.

SOLICITATION OF AND POWER TO REVOKE PROXY

A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors, in favor of ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2022 and in favor of approving the Rollins, Inc. 2022 Employee Stock Purchase Plan.

A stockholder executing and delivering a proxy has the power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if they so elect, by contacting either proxy holder, by timely submitting a later dated proxy changing their vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds their shares in street name must secure a proxy from their broker before they can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

Householding and Delivery of Notice or Proxy Materials

The Company has adopted the process called “householding” for any notice or proxy materials in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the notice or proxy materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of the proxy material at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to the Company at 2170 Piedmont Rd., N.E., Atlanta, GA 30324 or by calling 404-888-2000. Eligible stockholders of record receiving multiple copies of the proxy materials can request householding by contacting the Company in the same manner.

CAPITAL STOCK

The outstanding capital stock of the Company on March 1, 2022 consisted of 492,460,236 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (noncumulative) for each share of such stock registered in their respective names at the close of business on March 1, 2022, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the following votes are needed for approval of each proposal:

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTION AND BROKER NON-VOTES

Proposal No. 1:

The election of four Class III director nominees to serve as directors of the Company until our 2025 annual meeting of stockholders or until their successors are duly elected and qualified.

The election of the director nominees named herein will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election, provided that a quorum is present at the Annual Meeting.

In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the four nominees receiving the most votes will be elected.

Proposal No. 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2022.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have no effect on this proposal and will be disregarded.

Proposal No. 3: To consider and vote on a proposal to approve the Rollins, Inc. 2022 Employee Stock Purchase Plan.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the Rollins, Inc. 2022 Employee Stock Purchase Plan.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have no effect on this proposal and will be disregarded.

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record and beneficially by officers and directors of the Company, which in the aggregate represent approximately 53 percent of the outstanding shares of Common Stock as of the record date, will be voted for the nominees, for the ratification of the appointment of the Company’s independent registered public accounting firm, and for the proposal to approve the Rollins, Inc. 2022 Employee Stock Purchase Plan.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

Our Board of Directors (the “Board”) has an Audit Committee, Executive Committee, Human Capital Management and Compensation Committee and a Nominating and Corporate Governance Committee. In October 2021, the Board combined the role of the Diversity Committee with the Compensation Committee and changed the name of the Compensation Committee to the “Human Capital Management and Compensation Committee.”

The Board has adopted written charters for the Audit Committee, Human Capital Management and Compensation Committee and the Nominating and Corporate Governance Committee which are all available on our website at www.rollins.com under the section titled “Governance – Governance Documents.”  In addition, we have, from time to time, formed a special committee for the purpose of evaluating and approving certain transactions in which other directors of the Company have an interest. During 2021, we had no such committee.

Under our Corporate Governance Guidelines, directors are expected to attend all regular and special meetings of the Board and Board committees upon which they serve. Directors are also expected to attend the Annual Stockholders Meeting. Each incumbent director attended at least 75 percent of the aggregate of the Board meetings held in 2021 and the meetings of the committees on which they served during 2021, and all members of the Board at that time attended last year’s Annual Stockholders Meeting.

The following table shows the current membership (“M”) and chairperson (“C”) of the Board and each of the Board committees, the number of Board and Board committee meetings held in 2021 and actions taken by unanimous written consent in lieu of meetings:

Name	Board of Directors	Audit Committee	Executive Committee	Human Capital Management and Compensation Committee	Nominating and Corporate Governance Committee
Gary W. Rollins	C		C
Susan R. Bell	M	C
Donald P. Carson	M				M
Jerry E. Gahlhoff, Jr.	M
Patrick J. Gunning	M	M
Thomas J. Lawley, MD (1)	M			M	M
Gregory B. Morrison	M			M
Jerry W. Nix	M	M	M	C	C
Pamela R. Rollins	M
John F. Wilson	M
Meetings Held (2)	9	17	—	4	4
Actions Taken by Written Consent	—	—	1	—	2
(1)	Dr. Lawley will be retiring effective on the day of the Annual Meeting and is not standing for reelection at the Annual Meeting.
(2)	The Diversity Committee held 1 meeting in 2021.

Audit Committee

The Audit Committee is responsible for, among other things:

●	appointing the Company’s independent registered public accounting firm to audit the Company’s financial statements;
●	assessing the independence and overseeing the performance of the Company’s independent registered public accounting firm;
●	pre-approving all audit and all permissible non-audit services to be performed by the Company’s independent registered public accounting firm;
●	discussing with the Company’s independent registered public accounting firm all matters required to be discussed under the standards of the Public Company Accounting Oversight Board, and SEC or other regulations;
●	reviewing the Company’s financial statements and critical accounting policies and estimates;
●	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
●	assessing the performance of the Company’s internal audit department;
●	reviewing the Company’s insider trading and anti-corruption policies;
●	overseeing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;
●	periodically reviewing and discussing guidelines, policies and practices governing the process by which risk assessment and risk management are undertaken on an enterprise-wide basis; and
●	overseeing compliance with the Company’s code of business conduct and ethics.

The Board has determined that each member of the Audit Committee is independent as defined by the rules of the SEC and the NYSE. The Board has also determined that all members of the Audit Committee are qualified as “Audit Committee Financial Experts” within the meaning of the rules of the SEC and that they have accounting and related financial management expertise within the meaning of the NYSE listing standards. The Board has also determined that Ms. Susan Bell’s simultaneous service on the audit committees of four public companies will not impair her ability to effectively serve on the Company’s Audit Committee. Mr. Henry B. Tippie served on the Audit Committee until his retirement on April 12, 2021.

Diversity Committee

In October 2021, the Board combined the role of the Diversity Committee with the Compensation Committee and changed the name of the Compensation Committee to the “Human Capital Management and Compensation Committee.” The Human Capital Management and Compensation Committee, among other things, is responsible for overseeing the Company’s diversity efforts as noted below. The previous function of the Diversity Committee until October 2021 was to monitor compliance with applicable non-discrimination laws. Each member of the Diversity Committee in 2021 was independent. Mr. Tippie served on the Diversity Committee until his retirement on April 12, 2021.

Human Capital Management and Compensation Committee

The Human Capital Management and Compensation Committee is responsible for, among other things:

●	reviewing the Company’s executive compensation philosophy and strategy;
●	reviewing and approving the corporate goals and objectives relevant to the compensation of the Company’s CEO and executive officers;
●	evaluating the performance of the Company’s CEO and executive officers;
●	reviewing the compensation of the Company’s non-employee directors for service on the Board and its committees and recommending changes to the Company’s director compensation program as appropriate;
●	determining the stock ownership guidelines for the Company’s CEO, executive officers, and other key executives and monitoring compliance with such guidelines;
●	overseeing the development and management of the Company’s human capital management strategy and policies, including but not limited to those policies and strategies regarding diversity, equity and inclusion; and
●	reviewing, approving and administering incentive compensation and equity compensation plans.

As noted above, in October 2021, the Board combined the role of the Diversity Committee with the Compensation Committee and changed the name of the Compensation Committee to the “Human Capital Management and Compensation Committee.” The Board also approved a written charter of the Human Capital Management and Compensation Committee which outlines the Committee’s expanded responsibilities as outlined above. The Board has determined that each member of the Human Capital Management and Compensation Committee is independent as defined by the rules of the SEC and NYSE. Mr. Tippie served on the Compensation Committee (prior to the committee’s name change) until his retirement on April 12, 2021.

Human Capital Management and Compensation Committee Interlocks and Insider Participation

The Human Capital Management and Compensation Committee consists of Messrs. Thomas J. Lawley, Gregory B. Morrison and Jerry W. Nix. As noted above, Mr. Tippie served on the Compensation Committee (prior to the committee’s name change) until his retirement on April 12, 2021. None of these individuals are or were a current or former officer or employee of the Company or any of its subsidiaries, with the exception of Mr. Tippie who was employed by the Company from 1953 to 1970 and held several offices with the Company during that time, including as Executive Vice President – Finance, Secretary, Treasurer and Chief Financial Officer. In addition, none of these individuals had a relationship with the Company during 2021 that required disclosure by the Company under the SEC rules on transactions with related persons. Related person transactions and the independence of the non-employee members of the Company’s Board are discussed in more detail in this Proxy Statement under the “Director Independence and NYSE Requirements” and “Certain Relationships and Related Person Transactions” on pages 10 and 56. No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Board or Human Capital Management and Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

●	determining the appropriate qualifications required of the members of the Board;
●	recommending Board committee chairs and assignments;
●	recommending to our Board nominees for director and to consider any nominations properly made by a stockholder;
●	to make recommendations to our Board of Directors regarding the agenda for our annual stockholders’ meetings and with respect to appropriate action to be taken in response to any stockholder proposals;
●	conducting periodic reviews of the composition and size of the Board and its committees, as well as the frequency and procedures of Board meetings;
●	overseeing compliance with key corporate governance policies, including the company’s corporate governance guidelines and independence guidelines;
●	reviewing and approving related party transactions;
●	reviewing and monitoring the Company’s ESG practices, policies, programs and public disclosures; and
●	reviewing and assessing the adequacy of the Company’s Code of Business Conduct and Ethics.

The Company is not required by law or by the NYSE rules to have a nominating committee since we are a controlled corporation as described below under the heading “Director Independence and NYSE Requirements.”  However, we have established a Nominating and Corporate Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the committee going forward, but as a controlled company, we rely upon the exemption from the requirement that we have a nominating committee composed entirely of independent directors.

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors. The Board has prescribed no criteria or qualifications at this time. The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision-making. This discretion would extend to how the Nominating and Corporate Governance Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. However, our Nominating and Corporate Governance Committee acts under the guidance of our Corporate Governance Guidelines approved by the Board of Directors and posted on our website at www.rollins.com under the section titled “Governance – Governance Documents.”

The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s Corporate Governance Guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process involved to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This determination takes into account all factors which the Nominating and Corporate Governance Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age, and the extent to which the individual would fill a present need on the Board.

Our Amended and Restated By-Laws provide that any stockholder entitled to vote for the election of directors may make nominations for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations of directors for election at an annual meeting, that written notice be addressed to:

Corporate Secretary

Rollins Inc.

2170 Piedmont Road, N.E.

Atlanta, Georgia 30324

Notices with respect to nominations of directors for election at an annual meeting must be received not less than ninety (90) days nor more than one hundred and thirty (130) days prior to the anniversary of the prior year’s annual meeting and shall set forth, among other requirements set forth in detail in the Company’s Amended and Restated By-Laws, the:

●	name of the nominee;
●	age of the nominee;
●	business address of the nominee;
●	residence address of the nominee (if known);
●	the principal occupation or employment of the nominee for the past five years;
●	the nominee’s qualifications;
●	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee; and
●	any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings.

Other requirements related to the notice are contained in our Amended and Restated By-Laws, and stockholders are advised to carefully review those requirements to ensure that nominations comply with the Amended and Restated By-Laws. The Nominating and Corporate Governance Committee will consider nominations from stockholders who satisfy the above notice requirements.

The Nominating and Corporate Governance Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 26, 2022 are directors standing for re-election, with the exception of Ms. Sams, who was recommended as a director nominee by several non-management directors of the Company.

Board Leadership Structure

The current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer, a Vice Chairman and Assistant to the Chairman, and a Lead Independent Director. Currently, Gary W. Rollins serves as Chairman of the Board and Chief Executive Officer. John F. Wilson, who previously served as President and Chief Operating Officer, currently serves as Vice Chairman and Assistant to the Chairman. Jerry W. Nix currently serves as the Lead Independent Director. The Board believes this represents the appropriate structure for the Company at this time. The Chairman of the Board and Chief Executive Officer provides general oversight and strategic planning for the Company with the assistance of the Vice Chairman, while the Lead Independent Director consults with the Chairman and the Chief Executive Officer and serves as a liaison between management and the independent directors.

Risk Oversight

“Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed, from time to time, by the full Board or by one or more of the Committees of the Board. Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverages annually and updates as deemed necessary. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department, which regularly provides a financial report to the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management, which regularly provides various operational reports to, among others, the Audit Committee, the Executive Committee and the full Board. The Human Capital Management and Compensation Committee assesses and monitors risks relating to the Company’s corporate officer compensation policies and practices.

Cybersecurity Risk Oversight

Cybersecurity has become a particularly acute area of risk for companies of all sizes and in all industries, including our company. While management is primarily responsible for our cybersecurity program and managing our cybersecurity risks, including our procedures and day-to-day operations, our Audit Committee oversees our risk management program which includes oversight of cybersecurity risks. The Audit Committee reviews our cybersecurity risks and incidents and any other risks and incidents relevant to our information technology systems controls and security.

In performing its oversight responsibilities, our Audit Committee receives regular quarterly reports from our Chief Information Security Officer and also reviews our information technology and cybersecurity risk profile. We use a variety of security products and vendors to protect our information technology infrastructure and data. Our programs continue to adapt and mature as threats continue to evolve. We maintain data encryption, monitoring, loss prevention, data storage, identity/authentication controls, including two-factor authentication tools, anti-malware and anti-virus solutions, and other solutions as appropriate. We also perform penetration tests and cyber simulations to practice our incident response procedures. Our cybersecurity plans are reviewed on an annual basis, and we prioritize new and updated programs as needed to respond to the cybersecurity risks we may face. We train employees on cybersecurity risks, conduct annual tabletop exercises and generate internal phishing campaigns to assess the effectiveness of the training. We also regularly review our privacy policies to ensure compliance with all applicable data privacy regulations.

Director Independence and NYSE Requirements

Controlled Company Exemption

We have elected to be treated as a “controlled company” as defined by New York Stock Exchange Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the New York Stock Exchange Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to us. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. While we have a nominating and corporate governance committee and a compensation committee, we are not required to and do not comply with all of the provisions of Sections 303A.04 and 303A.05. We are a “controlled company” because a group that includes our Chairman and Chief Executive Officer, Gary W. Rollins, and certain companies under his control, possess in excess of fifty percent of our voting power. This means that Mr. Rollins has the ability to determine the outcome of the election of directors at our annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of our voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring us at a premium.

Our Audit Committee is composed of three “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Exchange Act and SEC rules and regulations promulgated thereunder, and our Audit Committee Charter. Our Human Capital Management and Compensation is also entirely composed of “independent” directors. Our Board of Directors has concluded that each member of the Audit Committee, as well as Mr. Lawley, Mr. Morrison, Mr. Cynkus (until his resignation on December 31, 2021) and Mr. Tippie (until his retirement on April 12, 2021) and Ms. Sams are or with respect to former directors were, “independent” under our Corporate Governance Guidelines and the NYSE listing standards.

Independence Guidelines

Under the NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The NYSE standards set forth a nonexclusive list of relationships, which are conclusively deemed material.

Our Independence Guidelines are posted on our website at www.rollins.com under the section titled “Governance –Governance Documents” and include categorical standards for determining independence in specified situations.

Audit Committee Charter

Under our Audit Committee Charter, in accordance with NYSE listing requirements and the Exchange Act, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

Nonmaterial Relationships

After reviewing all of the relationships between the members of the Audit Committee, as well as Messrs. Cynkus, Tippie, Morrison, Lawley and Ms. Sams, on the one hand, and the Company, on the other hand, the Board of Directors determined that all of the relationships fell within the categorical standards for independence set forth in the Independence Guidelines, except as follows:

1.	Mr. Henry B. Tippie was employed by the Company from 1953 to 1970 and held several offices with the Company during that time, including as Executive Vice President – Finance, Secretary, Treasurer and Chief Financial Officer.
2.	Mr. Henry B. Tippie was a co-trustee of The O. Wayne Rollins Foundation and of the Rollins Children’s Trust. O. Wayne Rollins was the father of Gary W. Rollins. The beneficiaries of the Rollins Children’s Trust are the grandchildren and more remote descendants of O. Wayne Rollins.
3.	Mr. Harry J. Cynkus was employed by the Company from 1998 to 2015 and held several positions during that time, including as Senior Vice President, Chief Financial Officer and Treasurer. From 2015 to 2019, Mr. Cynkus provided consulting services related to the termination of the Rollins, Inc. pension plan and evaluating companies for acquisition.
4.	Ms. Susan R. Bell and Mr. Patrick J. Gunning retired from Ernst & Young, LLP (EY) as Partners in 2020. EY provided various consulting services to the Company during 2020 relating to income tax matters.
5.	Each of Mr. Jerry W. Nix, Ms. Susan R. Bell, and Mr. Patrick J. Gunning also serve on the Boards of RPC, Inc. and Marine Products Corporation. Mr. Harry J. Cynkus also served on the Boards of RPC, Inc. and Marine Products Corporation until his resignation on December 31, 2021. Mr. Gary W. Rollins is the Non-Executive Chairman of RPC, Inc. and Marine Products Corporation, and has voting control over these companies. These companies are held by a control group of which Gary W. Rollins is a part.

6.	Thomas J. Lawley, MD was the Dean of the Emory University School of Medicine from 1996 to 2013. Various charitable contributions have been made by the O. Wayne Rollins Foundation and the Company to Emory University in the past, including charitable contributions made by the Foundation to the Emory University School of Medicine and to the Emory University School of Public Health. Gary Rollins is Director Emeritus of Emory University.

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.

Our non-management directors meet at regularly scheduled executive sessions without management. In accordance with the NYSE corporate governance listing standards, Mr. Nix was elected by the Board of Directors as the Lead Independent Director upon the retirement of Mr. Tippie from the Board, and currently presides during these executive sessions.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to formalize and promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. A copy of our current Corporate Governance Guidelines may be found on our website at www.rollins.com under the section titled “Governance – Governance Documents.” As required by the rules of the NYSE, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled sessions per year without management.

Code of Business Conduct

The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a supplemental Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions policy applicable to the directors and the principal executive officer, principal financial officer, and the principal accounting officer or controller or person performing similar functions for the Company. Both codes of business conduct are available on our website at www.rollins.com under the section titled “Governance – Governance Documents.”

Director Communications

The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Lead Independent Director, any of the Board committees or the non-management directors as a group. Such communications should be addressed as follows:

Mr. Jerry W. Nix

c/o Internal Audit Department Rollins, Inc.

2170 Piedmont Road, N.E.

Atlanta, Georgia 30324

The above instructions for communications with the directors are also posted on our website at www.rollins.com under the “Investor Relations – Corporate Governance” section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Lead Independent Director or the non-management directors will be forwarded directly to the appropriate addressee(s).

DIRECTOR COMPENSATION

Overview of the Non-Employee Director Compensation Program

Members of the Board who are not employees (“Non-Employee Directors”) receive compensation for their service. As Rollins employees, Messrs.  Rollins, Wilson and Gahlhoff do not receive compensation for their service as Board members. The compensation program for our Non-Employee Directors is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. All Non-Employee Directors are also entitled to reimbursement of expenses for all services as a director, including reasonable travel expenses incurred in connection with required in-person attendance at board and committee meetings, committee participation or special assignments.

The Human Capital Management and Compensation Committee annually reviews each element of our Non-Employee Director compensation program and the total amount paid thereunder. In addition, at the Human Capital Management and Compensation Committee’s direction, Mercer, LLC the committee’s independent compensation consultant, provides a competitive analysis of director compensation levels, practices, and design features as compared to the general market as well as our compensation peer group. In October 2021, based on the competitive analysis provided by Mercer, the Human Capital Management and Compensation Committee and the Board approved changes to the Non-Employee Director compensation program for 2022 as described below.

2021 Annual Non-Employee Director Compensation Program

Cash Compensation

Under the Director Compensation Program in effect in 2021, our Non-Employee Directors received an annual cash retainer in the amount of $100,000. Committee Chairs also received additional annual cash retainers.  All retainers are payable in equal quarterly installments in arrears. In addition, all Non-Employee Directors also received compensation for their attendance at all regular and special committee meetings, payable on or after the date of the meeting. For each Non-Employee Director who is elected or appointed for the first time, the first quarterly installment of the annual retainers will be paid for the first quarter that ends on or after the date of his or her initial election or appointment, prorated based on service during the quarter.

The following table sets forth the 2021 Non-Employee Director Compensation Program:

Board/Committee	Annual Chair Retainer ($)	Annual Non-Chair Retainer ($)	Meeting Attendance Fee ($)
Board of Directors	-	100,000	2,500
Audit Committee (1)	20,000	-	2,500
Human Capital Management and Compensation Committee	10,000	-	2,000
Diversity Committee	6,000	-	1,500
Nominating and Corporate Governance Committee	6,000	-	1,500

(1)	The Chairperson of the Audit Committee also receives an additional $2,500 for preparing to conduct each quarterly Board meeting.

2021 Director Compensation Table

The following table sets forth the compensation paid to our directors for services rendered as a director for the year ended December 31, 2021. Three of our directors, Messrs.  Gary W. Rollins, John F. Wilson and Jerry E. Gahlhoff, Jr. are employees of the Company, and their employee compensation information is set forth in the “Summary Compensation Table” under the “Executive Compensation” section of this Proxy Statement. Directors that are our employees do not receive any additional compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Susan R. Bell	192,000	-	192,000
Donald P. Carson	62,500	-	62,500
Harry J. Cynkus	125,000		125,000
Patrick J. Gunning	162,500	-	162,500
Thomas J. Lawley, MD	140,500	-	140,500
Gregory B. Morrison	66,500	-	66,500
Jerry W. Nix	178,000	-	178,000
Pamela R. Rollins (1)	125,000	13,467	138,467
Henry B. Tippie (2)	57,500	-	57,500

(1)	Amounts shown for Ms. Rollins in the “All Other Compensation” column reflect the incremental costs to the Company for Ms. Rollins’ personal use of the Company’s airplane.

(2)	Mr. Tippie retired from the Board on April 12, 2021.

Changes Made to the Non-Employee Director Compensation Program for 2022

Equity Compensation

Under the Director Compensation Program in effect in 2021, our Non-Employee Directors did not receive equity. In October 2021, the Human Capital Management and Compensation Committee and the Board approved changes to the Director Compensation Program. Such changes included an annual equity grant in the form of restricted stock under the Company’s 2018 Stock Incentive Plan with a grant date value of $45,000. The restricted stock will be granted on the third business day following the Annual Meeting of Stockholders and will vest immediately on the grant date.

In addition to the equity compensation to be granted to the Non-Employee Directors described above, the Human Capital Management and Compensation Committee and the Board also approved the elimination of Board and committee meeting fees effective January 1, 2022. Our Non-Employee Directors will continue to receive an annual cash retainer in the amount of $100,000 and Committee Chairs will continue to receive additional annual cash retainers as outlined on page 13 above.  All retainers are payable in equal quarterly installments in arrears.

Non-Employee Director Stock Ownership Guidelines

Under Stock Ownership Guidelines, Non-Employee Directors are required to beneficially own, within five years of their initial grant, common stock of the Company equal to at least three times the annual equity retainer. Non-Employee Directors are prohibited from selling Company stock granted to such director by the Company for a period of one (1) year from the date of such grant until such director is in compliance with their ownership requirement under these Stock Ownership Guidelines.

Information Regarding Director Nominees and Continuing Directors

The following table sets forth the names, ages as of March 1, 2022, and certain other information for each of the nominees for election as a director at the Annual Meeting and for each of the continuing members of our Board following the Annual Meeting. Full biographical information follows the table.

Name	Class	Age	Director Since	Current Term Expires
DIRECTOR NOMINEES:
Susan R. Bell	III	59	2021	2022
Donald P. Carson	III	72	2021	2022
Louise S. Sams	III	64	-	-
John F. Wilson	III	64	2013	2022
CONTINUING DIRECTORS:
Jerry E. Gahlhoff, Jr.	I	49	2021	2023
Patrick J. Gunning	I	62	2021	2023
Gregory B. Morrison	I	62	2021	2023
Jerry W. Nix	I	76	2020	2023
Gary W. Rollins	II	77	1981	2024
Pamela R. Rollins	II	65	2015	2024

Key Attributes, Experience and Skills of Director Nominees and Continuing Directors

Director Nominees

Susan R. Bell Retired Partner, Ernst & Young LLP Chairperson of the Audit Committee

Susan R. Bell has served as a Director of Rollins, Inc. since January 2021. Ms. Bell brings extensive risk oversight, financial and strategic experience to our Board of Directors. Ms. Bell retired as partner from Ernst & Young LLP in 2020 after a 36-year career in public accounting.  At Ernst & Young LLP, Ms. Bell served as both an audit and advisory partner, led the Southeast Risk Advisory practice and served as the Atlanta Office Managing Partner.  Prior to working at Ernst & Young LLP, Ms. Bell started her career at Arthur Andersen LLP in 1984 where she served as an audit partner from 1996 to 2002.  Ms. Bell currently serves as a member of the Board of Directors of RPC, Inc., Marine Products Corporation and First Advantage Corporation, roles she has held since 2021, and also serves on the audit committees of those corporations.  In addition, Ms. Bell serves on the boards of the non-profits, National Center for Civil & Human Rights and IWF Georgia, an international women’s forum.  Ms. Bell graduated summa cum laude from Mississippi State University with a Bachelor of Professional Accountancy and is a Certified Public Accountant in Georgia and Tennessee.

Donald P. Carson President of RFA Management Company, LLC President of Nevada Oversight, Inc. and GWR PTC, LLC Member of the Nominating and Corporate Governance Committee

Donald P. Carson has served as a Director of Rollins, Inc. since 2021. Mr. Carson brings extensive financial and strategic experience to our Board of Directors. Mr. Carson is the founder of Don Carson Associates, LLC, and co-founder of The Ansley Capital Group, LLC, Ansley Securities LLC, and Cardez Hospitality Group, LLC. Mr. Carson currently serves as President of RFA Management Company, LLC, an Atlanta-based family office, a role he has held since 2019 and which he previously held from 2003 to 2013.  Mr. Carson also has served as President of Nevada Oversight, Inc. since 2019 and President of GWR PTC, LLC, since 2020, all of which are Nevada private trust companies. Mr. Carson worked for many years in the investment and commercial banking industry, primarily for Wachovia Bank, N.A. from 1977 to 1997. During this time, he was head of the international banking and investment banking businesses. After leaving Wachovia, Mr. Carson became a partner of Paradigm Capital 1998 to 1999 and later co-founded Ansley Securities, LLC.  Mr. Carson currently serves as a director of LOR, Inc. and Rollins Holding Company, Inc., roles he has held since 2003.  He also currently serves as a trustee of Beloit College, and Board Chair for Black Mountain College Museum + Arts Center. He is a director of Catheter Precision, LLC, and a trustee of The Cook and Bynum Fund, a publicly traded mutual fund. Mr. Carson appears on numerous recordings for Telarc and Deutsche Grammophon with Atlanta Symphony Orchestra Chorus. Four of these recordings have earned Grammys. Mr. Carson is also a trustee of The Gary W. Rollins Foundation.  Mr. Carson received a Bachelor of Arts degree in Music Composition from Beloit College, and a Master of Business Administration in Finance from the University of Chicago.  He also is a graduate of the American Graduate School of Global Management.

Louise S. Sams Retired Executive Vice President and General Counsel of Turner Broadcasting System, Inc.

Louise S. Sams was the Executive Vice President and General Counsel of Turner Broadcasting System, Inc. (“Turner”), a television and media conglomerate, from 2000 until September 2019. Ms. Sams also served as President, Turner Broadcasting System International, Inc. from September 2003 until May 2012. As General Counsel, Ms. Sams oversaw legal work relating to all of the business activities of Turner and its subsidiaries worldwide.  Ms. Sams managed a global legal department, overseeing licensing, clearance and production of content for the Turner television networks and related media services, the sale and distribution of those networks, protection of intellectual property, employment matters, litigation, and transactional work, such as acquisitions and joint ventures.  Most recently, Ms. Sams’ focus was on issues related to technology, information security, use of data and consumer privacy, as well as enterprise-wide risk management.

In Ms. Sams’ role as President, Turner Broadcasting System International, Inc., Ms. Sams was responsible for production, distribution and ad sales relating to all kids and entertainment television networks and media services offered by Turner outside of the U.S. and Canada, distribution and commercial operations of CNN’s international services, and Turner’s international joint ventures. Prior to joining Turner in 1993 as a corporate attorney, Ms. Sams was an associate at White & Case, specializing in mergers and acquisitions and securities law.

Ms. Sams currently serves as a member of the Board of Directors of CoStar Group, D and Z Media Acquisitions and Loop Industries, positions she has held since December 2019, January 2021 and April 2021, respectively.  Ms. Sams serves on the Audit Committee of Costar, the Audit and Compensation and Governance Committees of Loop Industries and on the Audit and Compensation Committees of D and Z Media. In addition, Ms. Sams currently chairs the Princeton University Board of Trustees, and in that capacity also chairs the Executive Committee, Board Development Committee, and Compensation Committee. Ms. Sams also serves on the Board of High Museum of Art in Atlanta, The Westminster Schools, and Meals on Wheels, Atlanta, where she chairs the Development Committee.  Ms. Sams received a J.D. from the University of Virginia School of Law, and a B.A. from Princeton University, where she graduated magna cum laude.

John F. Wilson Vice-Chairman

John F. Wilson has served as a Director of Rollins, Inc. since 2013, and as Vice Chairman of the Company since 2020.  Mr. Wilson has extensive knowledge of the Company’s business and industry having served in various roles of increasing responsibility at the Company for over 26 years. He previously served as Vice President of the Company from 2011 to 2013, President and Chief Operating Officer of the Company from 2013 to 2020, and as President of Orkin, LLC. from 2009 to 2013. Prior to these executive roles with the Company, Mr. Wilson held roles at the Company as sales inspector, branch manager, Central Commercial Region Manager, Atlantic Division Vice President, and President of the Southeast Division. Mr. Wilson received a Bachelor of Business Administration in Business Management from the University of Tennessee.

Continuing Directors

Jerry E. Gahlhoff, Jr. President and Chief Operating Officer

Jerry Gahlhoff Jr. has served as a Director of Rollins, Inc. since 2021. Mr. Gahlhoff has extensive knowledge of the Company’s business and industry having served in various roles of increasing responsibility at the Company for over 22 years. Mr. Gahlhoff currently serves as the President and Chief Operating Officer of the Company, roles he has held since August 2020. Prior to that, Mr. Gahlhoff served as President of the Company’s Specialty Brands and Vice President of Human Resources from 2016 to 2020, and as a Division President from 2011 to 2016. Mr. Gahlhoff joined the Company as part of the HomeTeam acquisition in 2008. Mr. Gahlhoff received a Master of Science in Entomology from the University of Florida.

Patrick J. Gunning Chief Financial Officer at The Woodruff Arts Center Retired Partner, Ernst & Young LLP Member of the Audit Committee

Patrick J. Gunning has served as a Director of Rollins, Inc. since January 2021. Mr. Gunning brings extensive risk oversight and financial and strategic experience to our Board of Directors. Mr. Gunning currently serves as the Chief Financial Officer of the Woodruff Arts Center, a non-profit organization, a role he has held since November 2020. Mr. Gunning retired as a partner from Ernst & Young LLP in June 2020, a role he held since May 2002, after a 39-year career in public accounting. Mr. Gunning held multiple leadership roles at Ernst & Young LLP including Southeast Region Leader of the Financial Accounting Advisory Services practice, Southeast Area Industry Leader of the Retail and Consumer Products practice, and lead audit partner for numerous publicly traded and privately owned companies. Prior to joining Ernst & Young LLP, Mr. Gunning worked at Arthur Andersen LLP from 1981 to 2002, where he served as a partner, lead audit partner for numerous publicly traded and privately owned companies, and Assurance Division Leader. Mr. Gunning currently serves on the Board of Directors of RPC, Inc. and Marine Products Corporation, roles he has held since 2021. Mr. Gunning received a Bachelor of Business Administration in Accountancy from the University of Notre Dame.

Gregory B. Morrison Former Senior Vice President and Corporate Chief Information Officer, Cox Enterprises, Inc. Member of the Human Capital Management and Compensation Committee

Gregory B. Morrison has served as a Director of Rollins, Inc. since 2021. He is the former Senior Vice President and Corporate Chief Information Officer for Cox Enterprises, Inc., a role he held from February 2002 until his retirement in January 2020. Prior to his role at Cox, Mr. Morrison served as Executive Vice President and Chief Operating Officer of RealEstate.com in 2000 and held various information and technology leadership roles at Prudential Financial from 1989 to 2002. Mr. Morrison has extensive knowledge and expertise with large-scale business transformations and technology deployments. Mr. Morrison was named among the industry's top performing CIOs who have shown unparalleled leadership to drive innovation and transformation in businesses.  Mr. Morrison also serves on the board of directors of Veritex Holdings and Veritiv Corp, roles he has held since 2016 and 2021, respectively. Mr. Morrison was a commissioned officer in the US Army from 1982 to 1989. Mr. Morrison received a Bachelor of Science in Mathematics and Physics from South Carolina State University, and a Master of Science in Industrial Engineering from Northwestern University.

Jerry W. Nix

Former Vice Chairman, Executive Vice President and Chief Financial Officer of Genuine Parts Company

Lead Independent Director of the Board of Directors

Chairperson of the Human Capital Management and Compensation Committee

Chairperson of the Nominating and Corporate Governance Committee

Member of the Audit Committee

Member of the Executive Committee

Jerry W. Nix has served as a Director of Rollins, Inc. since 2020. Mr. Nix brings extensive risk oversight, financial, operational, and strategic experience to our Board of Directors. Mr. Nix retired from Genuine Parts Company in 2013, where he served as Vice Chairman from 2005 to 2013, Chief Financial Officer from 2000 to 2013 and as Executive Vice President from 2000 to 2005. Prior to joining Genuine Parts in 1978, Mr. Nix was an auditor with Ernst & Young from 1974 to 1978 and a pilot in the U.S. Air Force from 1968 to 1974. Mr. Nix currently serves on the Board of Directors of RPC, Inc., and Marine Products Corporation, roles he has held since 2020 and on various civic and non-profit boards. Mr. Nix received a Bachelor of Science in Education from Mississippi State University and a Bachelor of Science in Accounting from the University of Florida.

Gary W. Rollins Chairman of the Board and Chief Executive Officer Chairperson of the Executive Committee

Gary W. Rollins was elected a Director of Rollins, Inc. in 1981. Mr. Rollins has extensive knowledge of the Company’s business and industry, serving over 53 years at the Company. In 2021, Mr. Rollins received the Lifetime Achievement Award from PCT and Syngenta for his decades of success supporting the pest control industry. He serves as Chairman of the Company and continues to serve as Chief Executive Officer. He previously served as the Vice Chairman of the Company. Mr. Rollins serves as the Non-Executive Chairman of Marine Products Corporation and RPC, Inc. He has served as a Director of Marine Products Corporation since 2001 and a Director of RPC, Inc. since 1984. Mr. Rollins previously served as a Director of Genuine Parts Company from 2005 to 2013. Mr. Rollins received a Bachelors degree in Business Administration from the University of Tennessee at Chattanooga.

Pamela R. Rollins Community Leader

Pamela R. Rollins has served as a Director of Rollins, Inc. since 2015. Ms. Rollins is the niece of Gary W. Rollins, the Company’s Chairman of the Board and Chief Executive Officer. Ms. Rollins is a Trustee of Young Harris College and The O. Wayne Rollins Foundation, a Trustee Emeritus of The Schenck School, a board member of The National Monuments Foundation and a former board member of The Lovett School. Ms. Rollins has served as a Director of RPC, Inc. since 2019 and Marine Products Corporation since 2017. Ms. Rollins received a Bachelor of Arts in Family Community Studies from Stephens College.

PROPOSAL 1:

ELECTION OF DIRECTORS

Overview

Our board of directors is currently composed of ten members. In accordance with our Amended and Restated By-Laws, our Board is divided into three classes of directors. At the Annual Meeting, four Class III directors will be elected for a three-year term to succeed those whose terms expire, so that the term of office of one class of directors shall expire in each year. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death or resignation. Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Amended and Restated By-Laws, which provide for the election of directors for staggered terms, with each director serving a three-year term.

Nominees

At the Annual Meeting, Messrs.  John F. Wilson and Donald P. Carson and Mmes. Susan R. Bell and Louise S. Sams will be nominated to serve as Class III Directors. The nominees for election at the 2022 Annual Meeting are now directors of the Company, with the exception of Ms. Sams who is standing for election for the first time. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below as a director. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Corporate Governance Committee to fill such vacancy. Thomas J. Lawley, MD, who is currently serving as a Class III Director, is not standing for re-election at the Annual Meeting.

Our Board of Directors recommends a vote FOR the Class III director nominees above.

AUDIT MATTERS

Report of the Audit Committee

Management is responsible for the Company’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States, and the financial reporting process, including management’s assessment of internal control over financial reporting (ICFR).

The Company’s independent registered public accounting firm is responsible for performing an integrated independent audit of the Company’s consolidated financial statements and management reports on ICFR in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management. The Audit Committee presently consists of three independent directors, all of whom are considered financially literate under NYSE rules.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2021, the Audit Committee:

●	Approved the engagement and terms of service of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021;
●	Reviewed with management and the Company’s independent registered public accounting firm, the interim financial information included in the Company’s Forms 10-Q prior to the Forms 10-Q being filed with the SEC, as well as the financial information in each quarterly earnings release;
●	Reviewed and discussed with the Company’s management (including internal audit) and the Company’s independent registered public accounting firm, the audited consolidated statements of financial position of the Company as of December 31, 2021 and 2020 and the related statements of income, comprehensive earnings, stockholders’ equity and cash flows for each of the three years ended December 31, 2021 including the related footnotes and financial statement schedule, and the related ICFR;
●	Discussed with the Company’s independent registered public accounting firm matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
●	Received from the Company’s independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to previously, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of financial position of the Company and subsidiaries as of December 31, 2021 and 2020 and  the related statements of income, comprehensive earnings, stockholders equity and cash flows for each of the three years ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America; and (ii) the reports of the Company’s independent registered public accounting firm with respect to such financial statements and related internal controls.

Respectfully submitted by the Audit Committee of the Board of Directors

Susan R. Bell, Chairperson

Patrick J. Gunning

Jerry W. Nix

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Independent Registered Public Accounting Firm

Principal Auditor

Grant Thornton LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2021 and 2020.

The Audit Committee has appointed Grant Thornton LLP as Rollins, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Grant Thornton LLP has served as the Company’s independent auditors since 2004 and is considered by management to be well qualified. Representatives of Grant Thornton LLP are expected to be present at the annual meeting, and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

	2021	2020
Audit Fees (1)	$2,123,000	$1,932,000
Audit-Related Fees	-
All Other Fees	-	-
Total (2)	$2,123,000	$1,932,000

(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements, including internal controls over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.
(2)	The amount shown in 2020 represents an increase of $82,000 in audit fees previously reported in the Company’s 2021 Proxy Statement. Audit fees for 2020 were adjusted to include final audit billings and 2020 audit services provided in connection with other statutory or regulatory filings.

Pre-approval of Services

All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. All of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the years 2021 and 2020 were attributable to work performed by full-time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.

The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee also delegated pre-approval authority to the Chairperson, and the Chairperson may further delegate approval authority to another member of the Committee from time to time. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022. During fiscal 2021, Grant Thornton LLP served as our independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the annual meeting and will have the opportunity to respond to appropriate questions and, if they desire, to make a statement.

Although we are not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as our independent registered public accounting firm for future fiscal years.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year.

PROPOSAL 3:

PROPOSAL TO APPROVE THE ROLLINS, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN

Overview and Reason for Proposal

On February 22, 2022, the Board approved the Rollins’ Inc. 2022 Employee Stock Purchase Plan (the “ESPP” or the “Plan”), subject to stockholder approval at the Annual Meeting. If approved by the stockholders, 1,000,000 shares of Common Stock will be reserved for issuance under the Plan, and the Plan will be effective on April 26, 2022.  Notwithstanding the foregoing, no offering under the Plan shall commence until the shares of Stock to be offered under the Plan have been registered with the SEC on a Form S-8. The Company intends that the Plan shall constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The purpose of the Plan is to provide eligible employees of the Company and its designated subsidiaries with the opportunity to purchase shares of Company Common Stock (“Stock”) through payroll deductions.  The Company believes that participation in the Plan will (i) provide eligible employees with a convenient means of acquiring an equity interest through payroll deductions; (ii) enhance eligible employees’ sense of participation in the Company; (iii) increase eligible employees’ interest in the success of the Company; and (iv) provide an additional incentive for eligible employees to remain employed by the Company or such designated subsidiary.  The closing price of Stock on March 1, 2022 on the New York Stock Exchange was $33.16.

Summary Description of the Plan

The following is a summary of the material provisions of the Plan and is qualified in its entirety by reference to the Plan document, which is attached to this Proxy Statement as Appendix A and incorporated herein by reference. Stockholders are urged to read the actual text of the Plan in its entirety.

Administration

The Human Capital Management and Compensation Committee of the Board (the “Administrator”) shall be responsible for the administration of the Plan and shall have the power in connection with such administration to interpret the Plan, to establish rules and procedures it deems appropriate to administer the Plan, and to take such other action in connection with such administration as it deems necessary or equitable under the circumstances. The Administrator shall also have the power to delegate the duty to perform such administrative functions as the Administrator deems appropriate under the circumstances, and any action taken in accordance with such delegation shall be considered the action of the Administrator.

Eligibility

All employees of the Company or a Designated Subsidiary are eligible to participate in the Plan, with the exception of an employee who would own (immediately after the grant of an option under the Plan) Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations based on the rules set forth in sections 423(b)(3) and 424 of the Code; provided, however, that an employee who is a member of a collective bargaining unit that has elected, on behalf of its members, not to participate in the Plan in accordance with the requirements of Code Section 423 shall not be treated as an Eligible Employee while such election remains in effect. All officers of the Company and its Designated Subsidiaries are eligible to participate in the Plan, with the exception of Gary W. Rollins, the Chairman and Chief Executive Officer, due to Mr. Rollins’ beneficial ownership of more than 5% of Rollins’ stock. As of March 1, 2022, approximately 16,500 employees of the Company and its subsidiaries are expected to be eligible to participate in the Plan. In the future, the Administrator may, in its discretion, exclude certain classes of employees from participating in the Plan, as set forth therein.

Offering Periods and Purchase Date

Unless otherwise established by the Administrator prior to the beginning of an offering period, all offering periods will be of approximately six months’ duration. If approved by the stockholders at the Annual Meeting, the Company anticipates the first offering period to commence on July 1, 2022 and continue until December 30, 2022, and that subsequent offering periods would begin each January 1 and July 1 (or the next trading day, if such date is not a trading day.) Subject to the requirements of Section 423 of the Code, the Administrator may create special offering periods for individuals who become Eligible Employees solely in connection with the acquisition of a majority interest in another company or business by a stock acquisition, merger, reorganization or purchase of assets. The purchase date for each offering period shall be the last day of such offering period, or if such date is not a day on which the Stock is traded on the New York Stock Exchange, the last such trading day immediately preceding such date.

Payroll Deductions

To participate in an offering period, an Eligible Employee shall be required to properly complete and timely file a payroll deduction authorization form with the Administrator before the end of an enrollment period preceding the offering period. Such authorization form shall specify the specific dollar amount (unless the Administrator determines that contributions may be designated as a percentage of compensation) to be deducted from his or her compensation each pay period during the offering period for which such payroll deduction authorization is in effect. The Administrator may also establish uniform rules regarding (i) the types of compensation from which deductions may be taken; (ii) limitations on the dollar amounts (or percentages of compensation) that may be withheld from a participant’s compensation; and (iii) required minimum contribution levels, provided that all such limitations shall satisfy the requirements of Section 423(b)(5) of the Code with respect to an offering. A participant may not make any contribution to his or her account except through payroll deductions; provided, however, that the Administrator may allow participants to make contributions by check or other means instead of payroll deductions if, for any offering, the Administrator determines that such other contributions are permissible under  Section 423 of the Code.

Unless otherwise determined by the Administrator with respect to an offering, a participant shall have the right to make one amendment to their payroll deduction authorization after the end of an Enrollment Period to reduce or to stop the payroll deductions which he or she previously authorized.  The Administrator may establish procedures and deadlines by which participants must make such amendments to a payroll deduction authorization.

Purchase Price

The purchase price per share of Stock to be sold to participants under the Plan shall be the lesser of (i) ninety percent (90%) of the fair market value of a share of Stock on the first day of the offering period; or (ii) ninety percent (90%) of the fair market value of a share of Stock on the purchase date.  If such percentage results in a fraction of one cent, the purchase price shall be increased to the next highest full cent.  The Administrator may adjust the purchase price in its sole discretion with respect to an offering, provided that the purchase price shall not be less than the lesser of (i) eighty-five percent (85%) of the fair market value of a share of Stock on the first day of the offering period; or (ii) eighty-five percent (85%) of the fair market value of a share of Stock on the purchase date.  In no event shall the purchase price be less than the par value of a share of stock.

Options; Purchase Limitations

As of the first day of each offering period, each participant shall automatically be deemed to have been granted an option to purchase such whole and fractional shares of Stock (not to exceed 10,000 shares, subject to adjustment under the Plan as described below) as may be purchased with the payroll deductions credited to the participant’s account during the applicable offering period. On the last day of each offering period, the payroll deductions accumulated for each participant during the offering period will be applied automatically to purchase shares of Stock at the purchase price in effect for the offering period. No option granted by operation of the Plan to any Eligible Employee shall permit his or her rights to purchase shares of Stock under the Plan or under any other employee stock purchase plan (within the meaning of Section 423 of the Code) of the Company and its parent or any of its subsidiaries at a rate which exceeds $25,000 of the fair market value of such stock for any calendar year. Such fair market value shall be determined as of the first day of the offering period for which the option is granted.

Adjustment for Changes in Shares

The number of shares of Stock covered by outstanding options granted pursuant to the Plan and the related purchase price and the number of shares of Stock available under the Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to such changes as dividends paid in the form of Stock or Stock splits.  Furthermore, the Board shall adjust (in a manner which satisfies the requirements of Section 424(a) of the Code), the number of shares of Stock available under the Plan and the number of shares of Stock covered by options granted under the Plan and the related option prices in the event of any corporate transaction described in Section 424(a) of the Code.  Any such adjustment may create fractional shares of Stock or a right to acquire a fractional share.  An adjustment made by the Board shall be conclusive and binding on all affected persons.

Voluntary Account Withdrawal

A participant may elect to withdraw the entire balance credited to his or her account for an offering period by filing an amended payroll deduction authorization with the Administrator on or before the purchase date for such period.  If a participant makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after such amended payroll deduction authorization is filed, and no further payroll deductions shall be made on his or her behalf for the remainder of such offering period.  If a participant dies on or before a purchase date and the Administrator has timely notice of his or her death, the Administrator shall deem such participant to have elected to withdraw the entire balance credited to his or her account.

Termination of Eligibility; Transferability

If a participant’s employment as an Eligible Employee terminates on or before the purchase date for an offering period for any reason whatsoever, his or her account shall be distributed in cash as soon as practicable immediately before the date his or her employment terminated.  Neither the balance credited to a participant’s account nor any rights to the exercise of an option or to receive shares of Stock under the Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a participant during his or her lifetime or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Administrator in its absolute discretion may treat any such action as an election by a participant to withdraw the balance credited to his or her account. Shares of Stock acquired under the Plan may not be sold or transferred, other than by will or laws of descent and distribution or to joint ownership with a participant’s spouse, for a period of 12 months following the purchase date on which such shares were acquired.

Termination; Amendment

The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Section 423 of the Code and the laws of the State of Delaware, and any such amendment shall be subject to the approval of the Company’s stockholders to the extent such approval is required under Section 423 of the Code or the laws of the State of Delaware or to the extent such approval is required under applicable law or stock exchange listing requirements.  Without limiting the foregoing, any amendment to increase the number of shares that may be purchased under the Plan (other than an increase merely reflecting an adjustment) shall be effective only if approved by the Company’s stockholders.  The Board also may terminate the Plan or any offering made under the Plan at any time. If not earlier terminated by the Board, the Plan will terminate when all shares of Stock authorized for issuance thereunder have been issued.

New Plan Benefits

Benefits and purchases of Stock under the Plan depend on elections made by participants and the fair market value of the Stock on dates in the future.  As a result, it is not possible to determine the benefits that will be received by executive officers and other employees in the future under the Plan.  As noted above, our Chairman and Chief Executive Officer is ineligible to participate in the Plan. Each participant is limited to the $25,000 annual purchase restriction as well as the participant and offering period restrictions described above. Directors who are not also employees are not eligible to participate in the Plan.

Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences associated with the purchase of Stock under the Plan under current federal tax laws. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.

The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. In general, a participant will not recognize U.S. federal taxable income until the sale or other disposition of the shares of Stock purchased under the Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends on the participant’s holding period with respect to the shares.

If the shares are sold or disposed of more than one year from the date of purchase and more than two years after the first day of the offering period in which they were purchased, or upon the participant’s death while owning the shares, the participant will recognize ordinary income in an amount generally equal to the lesser of: (i) an amount equal to 10% of the fair market value of the shares on the first day of the offering period (or such other percentage equal to the applicable purchase price discount), and (ii) the excess of the sale price of the shares over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares held for the periods described above are sold and the sale price is less than the purchase price, then there will be no ordinary income and the participant will recognize a long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the shares.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the participant’s death while owning the shares, the participant generally will recognize as ordinary income an amount equal to the excess of the fair market value of the shares on the date the shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to the shares.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Our Board of Directors recommends a vote “FOR” approval of the Rollins, Inc. 2022 Employee Stock Purchase Plan

EXECUTIVE OFFICERS

The following narratives summarize the business experience over at least the last five years of our current executive officers, other than Messrs. Rollins, Wilson and Gahlhoff, whose business experience is described above in the section titled “Information Regarding Director Nominees and Continuing Directors” on page 15.

Julie K. Bimmerman, Interim Chief Financial Officer and Treasurer, 54

Julie K. Bimmerman has served as the Company’s Interim Chief Financial Officer and Treasurer since July 2021, when she assumed the duties of principal financial officer and principal accounting officer. Ms. Bimmerman also serves as Vice President - Finance and Investor Relations of the Company, a role she has held since May 2018. Prior to that, Ms. Bimmerman served in various roles in the Company’s business divisions, including Managing Director of Finance from May 2016 to May 2018, Managing Director of Rollins Independent Brands from May 2015 to May 2016 and Vice President of Finance/Corporate Controller - HomeTeam Pest Defense from January 2011 to May 2015. Ms. Bimmerman received a Bachelor of Business Administration in Accounting from the University of Texas at Arlington.

Elizabeth B. Chandler, Vice President, General Counsel and Corporate Secretary, 58

Elizabeth B. Chandler joined Rollins in 2013 as Vice President and General Counsel. Ms. Chandler was appointed to Corporate Secretary in January 2018. In 2017, Ms. Chandler assumed responsibility for the Risk Management and Internal Audit groups. Before joining Rollins, Ms. Chandler served as Vice President, General Counsel and Corporate Secretary for Asbury Automotive from 2009 to 2012. Prior to that, Ms. Chandler served as city attorney for the City of Atlanta from 2006 to 2009, as Vice President, Assistant General Counsel and Corporate Secretary for Mirant Corp. from 2000 to 2006 and as an Associate and Partner at Troutman Pepper from 1988 to 1995 and from 1995 to 2000, respectively. Ms. Chandler has been a board member of the Atlanta Beltline Partnership, Inc. and the Georgia Research Alliance, since 2017 and 2022, respectively.  Ms. Chandler received a Bachelor of Business Administration in International Business and a Juris Doctorate from the University of Georgia.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program and provides an overview of how the Human Capital Management and Compensation Committee made compensation decisions in 2021 for each of our named executive officers which consist of our Principal Executive Officer, each person who served as our Principal Financial Officer at any time during the fiscal year 2021, and the next three most highly-compensated executive officers (other than our Principal Executive Officer and Principal Financial Officer) who were serving in such capacity at the end of the fiscal year 2021. For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the Summary Compensation Table and other executive compensation-related disclosures included in this Proxy Statement.

In fiscal 2021, our named executive officers were:

Named Executive Officer	Position with the Company in 2021
Gary W. Rollins	Chairman and Chief Executive Officer
Julie Bimmerman (1)	Vice President, Interim Chief Financial Officer and Treasurer
John F. Wilson	Vice Chairman and Assistant to the Chairman
Jerry E. Gahlhoff, Jr.	President and Chief Operating Officer
Elizabeth Chandler	Vice President, General Counsel and Corporate Secretary
Paul E. Northen (2)	Former Senior Vice President, Chief Financial Officer and Treasurer Former Senior Vice President focused on Sustainability

(1)	Ms. Bimmerman assumed the role of Interim Chief Financial Officer and Treasurer effective on July 27, 2021.
(2)	Mr. Northen stepped down from his role as Senior Vice President, Chief Financial Officer and Treasurer and transitioned to a new role as Senior Vice President focused on Sustainability, effective on July 27, 2021. Mr. Northen subsequently resigned from the Company effective on March 14, 2022.

Executive Compensation Practices and Governance Policies

What We Do
✓	Pay for Performance The majority of our named executive officers’ total compensation is directly linked to the Company’s performance.
✓	Align the Interests of Executives with those of Our Stockholders Equity compensation represents a significant portion of our named executive officers’ total compensation.
✓	Stock Ownership Guidelines We maintain strong stock ownership requirements for our executive officers and other key employees.
✓	Independent Compensation Committee Our Human Capital Management and Compensation Committee is composed solely of independent directors.
✓	Independent Compensation Consultant Our Human Capital Management and Compensation Committee directly retains an independent compensation consultant.
✓	Risk Assessment Our corporate officers’ compensation program has been designed and is periodically reviewed to ensure that it does not encourage inappropriate risk-taking.

What We Don’t Do
x	No Excise Tax Gross-Ups Our named executive officers are not entitled to excise tax gross-ups under any of our compensation programs or policies.
x

No Hedging or Pledging

Under our Insider Trading Policy, we prohibit our employees, including our named executive officers and the members of our board of directors, from hedging or pledging our securities.

x

No Employment Contract

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments other than standard annual award grant agreements.

General Compensation Objectives and Guidelines

The Company is engaged in a highly competitive industry. The success of the Company depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation program in a fashion that gives our Human Capital Management and Compensation Committee the flexibility to take into account our operating performance and the individual performance of our executive officers.

The Human Capital Management and Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. Our compensation policy is designed to achieve three fundamental objectives:

●	attract and retain qualified executives;
●	motivate performance to achieve Company objectives; and
●	align the interests of our executives with the long-term interests of the Company’s stockholders.

In pursuing our objectives, we strive to provide a balanced approach to compensation policies and practices which does not promote excessive risk-taking.

The Human Capital Management and Compensation Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor.

Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of the following three elements:

●	salary (fixed);
●	annual performance-based cash incentive compensation (cash incentive); and
●	grants of stock-based awards such as restricted stock (equity incentive).

In addition, we also provide retirement compensation plans, group welfare benefits and certain perquisites.

We believe (i) a competitive base salary is important to attract, retain and motivate our top executives; (ii) annual performance-based incentive compensation is valuable in recognizing and rewarding individual achievement; and (iii)

equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders.

Fiscal 2021 Named Executive Officer Compensation Details

The graphic below reflects the approximate general distribution of the three core elements of our named executive officers’ target compensation earned for fiscal 2021 as determined by our Human Capital Management and Compensation Committee.

CEO	OTHER NAMED EXECUTIVE OFFICERS

Fixed
Compensation
18%
Salary
18%
Restricted
Stock
56%
Cash
Incentive
26%
Performance-Based
Compensation
82%

Fixed
Compensation
27%
Salary
27%
Restricted
Stock
52%
Cash
Incentive
21%
Performance-Based
Compensation
73%

Compensation Elements

The following table sets forth information regarding each of the three core elements of target compensation for the executive officers in 2021, including a description of each element.

Compensation Element	Description
Base Salary	Fixed cash compensation based on each executive officer’s role, responsibilities, competitive market positioning, and individual performance.
Annual Cash Incentive

Annual performance-based incentive cash compensation with target award amounts for each executive officer. Actual bonus amounts may be lower than target based on the achievement of certain Company performance goals and individual performance.

Annual Equity Incentive	Grants of stock-based award currently in the form of restricted stock.

Base Salary

Base salary represents the fixed element of the compensation of our executive officers and is an important element of compensation intended to attract and retain qualified executives. The Human Capital Management and Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary). In making its determinations, the Human Capital Management and Compensation Committee gives consideration to our operating performance for the prior fiscal year and the individual executive’s performance. Base salary increases are not automatic or guaranteed.

2021 Base Salary Adjustments

Based upon the recommendation of Mr. Rollins, the Human Capital Management and Compensation adjusted the base salary of Mr. Gahlhoff from $525,000 to $600,000 (representing a 14% increase) in January 2021 in connection with his promotion to President and Chief Operating Officer in September 2020. The Human Capital Management and Compensation also adjusted the base salary of Ms. Bimmerman from $204,194 to $255,000 (representing a 24.9% increase) based upon the recommendation of Messrs. Rollins and Gahlhoff in July 2021 in connection with Ms. Bimmerman’s new role as Interim Chief Financial Officer and Treasurer. No other salary adjustments were made to executive officers in 2021.

Performance-Based Incentive Cash Compensation Plan

In January 2021, the Human Capital Management and Compensation Committee approved the terms of the Company’s 2021 Performance Based Incentive Cash Compensation Plan for Executive Officers (the “2021 Cash Incentive Plan”), which replaced and superseded the 2018 Cash Incentive Plan. Under the 2021 Cash Incentive Plan, executive officers have an opportunity to earn bonuses of up to a certain percent of each executive officer’s annual base salaries upon achievement of bonus performance goals approved by the Human Capital Management and Compensation Committee. Such bonus performance goals consist of the Company’s and individual’s achievement of specific levels of one or more of the following three targeted financial measures:

●	revenue to plan;
●	pre-tax profit plan achievement; and
●	individual key operating initiatives.

The bonus performance goals will continue to be pre-established each year by the Human Capital Management and Compensation Committee for all executive officers and measured annually. No bonuses are payable under the 2021 Cash Incentive Plan if the goals are not approved by the Human Capital Management and Compensation Committee within 90 days after the commencement of the performance period to which such goals relate. We believe that the incentive-related provisions provide performance incentives that are and will be beneficial to the Company and its stockholders. Unless sooner amended or terminated by the Human Capital Management and Compensation Committee, the 2021 Cash Incentive Plan will be in place until April 28, 2026.

All of the named executive officers participated in the 2021 Cash Incentive Plan. All executive officers with the exception of Mr. Rollins also participate in an individual Key Operating Initiative (“KOIs”) and may receive a bonus for achievement of such KOIs.

The maximum performance-based cash incentive for each of the named executive officers for fiscal 2021 is summarized in the table below. Awards earned in 2021 under the 2021 Cash Incentive Plan were accrued in 2021 and paid in January 2022.

Named Executive Officer	Fiscal 2021 Performance-Based Cash Incentive Maximum (% of Salary)
Gary W. Rollins	150
Julie Bimmerman (1)	37.2
John F. Wilson	125
Jerry E. Gahlhoff, Jr.	120
Elizabeth Chandler	75
Paul E. Northen	100

(1)	Under the 2021 Cash Incentive Plan, which was approved by the Human Capital Management and Compensation Committee in October 2021 in connection with Ms. Bimmerman’s appointment as Interim Chief Financial Officer and Treasurer of the Company in July 2021, Ms. Bimmerman had the opportunity to receive a maximum performance-based cash incentive of 40% of her annual base salary upon achievement of the pre-tax profit to plan performance goal (20%) and the revenue to plan performance goal (20%). Prior to Ms. Bimmerman’s participation in the 2021 Cash Incentive Plan, Ms. Bimmerman participated in the Rollins Support Center Bonus Plan (the “RSC Bonus Plan”) in which she was eligible to receive a maximum performance-based cash incentive of 35% of her annual base salary upon achievement of the pre-tax profit to plan performance goal (18%), the individual KOI performance goal (12%) and an additional discretionary bonus opportunity of 5% in the event the Company exceeded its profit to plan performance goal. The actual maximum 2021 performance-based cash incentive that Ms. Bimmerman was eligible to receive under both the 2021 Cash Incentive Plan and the RSC Bonus Plan is prorated based on the number of days Ms. Bimmerman participated in each plan in 2021. The maximum discretionary bonus Ms. Bimmerman was eligible to receive under the RSC Bonus Plan was a prorated amount of 2.8% based on the number of days Ms. Bimmerman participated in the RSC Bonus Plan in 2021.

Revenue to Plan Performance Goal

The revenue to plan performance-based cash incentive targets for each of the named executive officers for fiscal 2021 is summarized in the table below:

Named Executive Officer	2021 Eligible Bonus Maximum Target (% of Salary)
Gary W. Rollins	60
Julie K. Bimmerman (1)	8.7
John F. Wilson	50
Jerry E. Gahlhoff, Jr.	40
Elizabeth B. Chandler	20
Paul E. Northen	30

(1)	The actual maximum 2021 performance-based cash incentive that Ms. Bimmerman was eligible to receive for the achievement of the revenue to plan performance goal under the 2021 Cash Incentive Plan is prorated based on the number of days Ms. Bimmerman participated in the 2021 Cash Incentive Plan.

The minimum achievement of revenue to plan for the named executive officers to be eligible to earn a bonus under this performance goal of the 2021 Cash Incentive Plan was 20 percent. This performance goal for the plan in 2021 was a 6.6 percent increase in revenue. Because the actual increase in Company revenue to plan in 2021 was 105.3 percent, this resulted in bonuses of 60 percent of annual base salary for Mr. Rollins, 8.7 percent of annual base salary for Ms. Bimmerman, 50 percent of annual base salary for Mr.  Wilson, 40 percent of annual base salary for Mr. Gahlhoff and 20 percent of annual base salary for Ms. Chandler. Mr. Northen did not receive a bonus payout under this performance goal for 2021 pursuant to the terms of his bonus agreement.

Pre-Tax Profit to Plan Performance Goal

The pre-tax profit to plan performance-based cash incentive targets for each of the named executive officers for fiscal 2021 is summarized in the table below:

Named Executive Officer	2021 Eligible Bonus Maximum Target (% of Salary)
Gary W. Rollins	90
Julie Bimmerman (1)	18.9
John F. Wilson	75
Jerry E. Gahlhoff, Jr.	70
Elizabeth Chandler	45
Paul E. Northen	60

(1)  The actual maximum 2021 performance-based cash incentive that Ms. Bimmerman was eligible to receive for the achievement of the pre-tax profit to plan performance goal under both the 2021 Cash Incentive Plan (8.7%) and the RSC Bonus Plan (10.2%) is prorated based on the number of days Ms. Bimmerman participated in each plan in 2021.

The minimum growth in the Company’s pre-tax profit for 2021 to be eligible for a bonus was 95 percent and the Company’s 2021 performance resulted in an actual achievement in pre-tax profit to plan of 110.6 percent. This resulted in bonuses of 90 percent of annual base salary for Mr. Rollins, 75 percent of annual base salary for Mr. Wilson, 18.9 percent of annual base salary for Ms. Bimmerman, 70 percent of annual base salary for Mr. Gahlhoff, and 45 percent of annual base salary for Ms. Chandler. Mr. Northen did not receive a bonus payout under this performance goal for 2021 pursuant to the terms of his bonus agreement.

2021 Individual Key Operating Initiatives

In 2021, all executive officers with the exception of Messrs. Rollins and Wilson were also eligible to receive a cash bonus upon the achievement of their respective KOIs. In 2021, the following named executive officers that participated in this performance goal were eligible to receive a cash bonus for achievement of the initiatives tied to the following KOIs:

Named Executive Officer	Individual KOI	Eligible Bonus Maximum Target (%)
Julie K. Bimmerman (1)	Utilization of Planning Analytics Automation of Bonus Approval Process Review Tax Savings Opportunities	6.8
Jerry E. Gahlhoff, Jr.	Pest Control Cancellation Performance to Index or Improvement	10
Elizabeth B. Chandler	Outside Litigation Expense	10
Paul E. Northen	Trade Receivables Improvement	10

(1)	The actual maximum 2021 performance-based cash incentive that Ms. Bimmerman was eligible to receive for the achievement of her KOI under the RSC Bonus Plan is prorated based on the number of days Ms. Bimmerman participated in the RSC Bonus Plan in 2021. The Human Capital Management and Compensation Committee in its discretion, did not assign a KOI for Ms. Bimmerman under the 2021 Cash Incentive Plan.

The Company’s performance in 2021 resulted in a bonus of 6.8 percent of annual base salary for Ms. Bimmerman, a bonus of 8 percent of annual base salary for Mr. Gahlhoff Jr., and a bonus of 6 percent of annual base salary for Ms. Chandler. Mr. Northen did not receive a bonus payout under this performance goal for 2021 pursuant to the terms of his bonus agreement.

The amount of bonuses under each performance component of the Company’s 2021 Cash Incentive Plan is determined based upon straight-line interpolation of the applicable formula for each such component without the use of discretion. In addition to any bonuses earned under the 2021 Cash Incentive Plan, the Human Capital Management and Compensation Committee has the authority to award discretionary bonuses. No discretionary bonuses were awarded for 2021, with the exception of Ms. Bimmerman who received a discretionary bonus under the RSC Bonus Plan in the amount of $7,231.

Equity-Based Awards

At the Company’s annual meeting of stockholders held on April 24, 2018, the stockholders approved the terms of the 2018 Stock Incentive Plan. Under the 2018 Stock Incentive Plan, the Human Capital Management and Compensation Committee has the authority to grant directors, officers and other key employees who are responsible for or contribute to the growth and/or profitability of the business of the Company, restricted stock and other equity compensation. Pursuant to the terms of the 2018 Stock Incentive Plan, the Human Capital Management and Compensation Committee may grant stock options, stock appreciation rights and any other type of award valued by reference to (or otherwise based on) shares, including, without limitation, restricted stock, restricted stock units, performance accelerated restricted stock, performance stock and performance units, not to exceed a maximum of 225,000 shares during any fiscal year for any one individual. All share, per share and market price data herein have been adjusted for the three-for-two stock split to stockholders of record on November 10, 2020, paid on December 10, 2020.

The 2018 Stock Incentive Plan allows for a wide variety of stock-based awards such as stock options and restricted stock awards. In recent years, the Company has awarded time-lapse restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

Awards under the 2018 Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-lapse restricted stock to various employees, including our named executive officers, in early January during our regularly scheduled meeting of the Human Capital Management and Compensation Committee during which the Committee reviews the Company’s executive compensation program. Consistent with this practice, the Human Capital Management and Compensation Committee granted time-lapse restricted stock awards to our named executive officers in January 2021 as follows:

Name	2021 Grants of Time-Lapse Restricted Stock Awards
Gary W. Rollins	120,000
Julie K. Bimmerman	4,500
John F. Wilson	60,000
Jerry E. Gahlhoff Jr	35,000
Elizabeth B. Chandler	22,500
Paul E. Northen (1)	30,000

(1)	Mr. Northen’s 2021 award of time-lapse restricted stock was subsequently forfeited in accordance with its terms.

The amount of the aggregate stock-based awards to our executive officers in any given year is influenced by the Company’s overall performance. The amount of each grant to our executive officers is influenced in part by the Human Capital Management and Compensation Committee’s subjective assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives. In evaluating individual performance for these purposes, the Human Capital Management and Compensation Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. It is our expectation to continue yearly grants of restricted stock awards to selected executives although we reserve the right to modify or discontinue this or any of our other compensation practices at any time. Grants are made under our 2018 Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 under the Exchange Act.

Prior to 2022, all of our time-lapse restricted stock awards have had the same features. For awards of time-lapse restricted stock granted prior to January 2022, the shares vest one-fifth per year beginning on the second anniversary of the grant date. For awards of time-lapse restricted stock granted in January 2022, the shares will vest one-fifth per year beginning on the first anniversary of the grant date. Time-lapse restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment or move to a lesser position for any reason prior to the vesting dates (other than due to death or disability), the unvested shares will be forfeited unless the Human Capital Management and Compensation Committee decides otherwise. In the event of a “change in control” as determined by the Board of Directors, all unvested restricted shares shall vest immediately.

Other Compensation

Health and Retirement Plans

The executive officers all participate in the Company’s regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans. The Company maintains a non-qualified retirement plan (the “Deferred Compensation Plan”) for our executives and highly compensated employees, and the Rollins 401(k) Savings Plan for the benefit of all of our eligible employees. The Deferred Compensation Plan also provides other benefits as described below under “Nonqualified Deferred Compensation” on page 47. If approved by the stockholders, the executive officers will also be eligible to participate in the Rollins, Inc. 2022 Employee Stock Purchase Plan as discussed on page 24, with the exception of Gary W. Rollins, the Chairman and Chief Executive Officer, due to Mr. Rollins’ beneficial ownership of more than 5% of Rollins’ stock.

Perquisites and Other Personal Benefits

In addition to the total direct compensation and benefits described above, the Company also provides its executive officers with certain perquisites as approved by the Board and noted in the footnote to the Summary Compensation Table below under “Executive Compensation.”  The specific perquisites provided to the executive officers are as follows:

●	All executive officers receive an automobile allowance and reimbursements for related vehicle expenses.
●	In addition to the automobile allowances and reimbursements for related vehicle expenses, Mr. Rollins also receives the following perquisites:
●	use of the Company’s aircraft for personal travel;
●	personal use of the Company’s executive dining room; and
●	personal use of the Company’s storage space.

Compensation Setting Process

Role of the Human Capital Management and Compensation Committee

Under its charter, the Human Capital Management and Compensation Committee is responsible for, among other things:

●	reviewing our overall executive compensation philosophy and strategy, including base salary, performance-based incentive cash compensation, and equity-based grants, to ensure that the strategy supports our compensation policy; and

●	reviewing and approving corporate goals and objectives relevant to the compensation of the executive officers, including the CEO, and evaluating each such executive officer’s performance in light of such goals and objectives, and setting each executive officer’s compensation based on this evaluation.

The Human Capital Management and Compensation Committee is composed of three non-employee directors, Mr. Jerry W. Nix (Chairperson), Dr. Thomas J. Lawley and Gregory B. Morrison, each of whom is independent. Mr. Henry B. Tippie served on the Human Capital Management and Compensation Committee until his retirement on April 12, 2021.

The Human Capital Management and Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of any compensation consultant, legal counselor or other advisor to assist the Committee in the performance of its duties, and shall be directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, legal counsel or other advisor so retained. The Human Capital Management and Compensation

Committee may also, from time to time, and in its discretion, form and delegate all or a portion of its authority with respect to the executive officers to subcommittees; provided that such subcommittees must meet the Committee’s composition requirements set forth in its Charter or under any applicable federal or state laws.

Role of Management

The Human Capital Management and Compensation Committee solicits input from the Chief Executive Officer and the President and Chief Operating Officer with respect to the performance of the other executive officers and their compensation levels. The Vice President of Total Rewards also provides the Human Capital Management and Compensation Committee with input as it pertains to the compensation of all executive officers. The Human Capital Management and Compensation Committee considers Mr. Rollins’ evaluation and his direct knowledge of each executive officer’s performance and contributions when making compensation decisions.

The Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) every three years. At our annual meeting of stockholders held in April 2020, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Human Capital Management and Compensation Committee believes this affirms the stockholders’ support of our approach to executive compensation. The stockholders voted to hold a say-on-pay advisory vote on executive compensation every three years, and the Board resolved to accept the stockholders’ recommendation. As a result, the advisory vote on executive compensation will be held again at the 2023 annual meeting of stockholders. The Human Capital Management and Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our executive officers.

Role of the Human Capital Management and Compensation Committee Consultant

In October 2021, upon the recommendation of the Company’s management, the Human Capital Management and Compensation Committee approved the engagement of Mercer, LLC (“Mercer”) an independent executive compensation advisory firm, to serve as its independent compensation consultant. In doing so the Human Capital Management and Compensation Committee reviewed information regarding the independence and potential conflicts of interest of Mercer. The Human Capital Management and Compensation Committee members took into account, among other things, the factors enumerated by the SEC and NYSE for evaluating compensation advisor independence, including, without limitation, the engagements and fees described below, and concluded that Mercer is independent and that no conflict of interest exists. Mercer attended certain Human Capital Management and Compensation Committee meetings, but did not advise the Human Capital Management and Compensation Committee with respect to any 2021 executive compensation decisions. The Human Capital Management and Compensation Committee at any time has sole authority to replace its compensation consultant, or from time to time, hire additional consultants, legal counsel and such other advisors as necessary to assist with the execution of its duties and responsibilities.

During Mercer’s engagement in 2021, Mercer reviewed the Company’s director and executive officer compensation strategy and programs to ensure appropriateness and market-competitiveness, with a view toward evaluation 2022 compensation. Mercer’s fees for director and executive compensation consulting services provided to the Human Capital Management and Compensation Committee in 2021 were $29,056. During 2021, management retained the services of Mercer to provide executive compensation consulting services and healthcare consulting services. The total fees paid for these services in 2021 were $40,357 for executive compensation consulting services and $284,077 for healthcare consulting services. The services provided by Mercer to management were not approved by the Human Capital Management and Compensation Committee.

Policies Regarding Stock Ownership by Executive Officers

Stock Ownership Requirements

We currently have Stock Ownership Guidelines (the “Guidelines”) for our executive officers and other key executives as designated by the Human Capital Management and Compensation Committee. The purpose of these Guidelines is to align the interests of our executives with the interests of our stockholders. The current Guidelines as determined by the Human Capital Management and Compensation Committee include:

●	Chairman of the Board of Directors and CEO – Ownership equal to 5 times base salary
●	Rollins, Inc. President – Ownership equal to 4 times base salary
●	Other Rollins Officers and Orkin, LLC President – Ownership equal to 3 times base salary
●	Division and Brand Presidents – Ownership equal to 2 times base salary
●	Other covered executives – Ownership equal to 1 times base salary

Participants under the Guidelines have a period of four years in which to satisfy the Guidelines, from the date of appointment to a qualifying position. Participants who become subject to these Guidelines after January 1, 2022 will have their individual ownership requirement established based upon their base salary at the time they became subject to the Guidelines and the Company’s average closing common stock price for the prior 90 day period. Promotions into a different position category will require recalculation of a participant’s ownership requirements as appropriate. Once established, a participant’s ownership requirement does not change as a result of changes in their base salary or fluctuations in the Company’s common stock price. After the Guidelines are met, participants are required to retain a minimum of 20% of any future equity awards.

Shares counted toward this requirement will be based on shares beneficially owned by such participant (as beneficial ownership is defined by Rule 16a-1(a)(2) under the Exchange Act).

Once achieved, ownership of the amount under the Guidelines must be maintained for as long as the participant is subject to the Guidelines.

In addition, in 2021, the Human Capital Management and Compensation Committee approved and adopted stock ownership guidelines applicable to our non-employee directors. Information with respect to our non-employee directors’ stock ownership guidelines is set forth in “Non-Employee Director Stock Ownership Guidelines” on page 14.

Prohibition on Hedging and Pledging of Common Stock

Under our insider trading policy, we prohibit our employees, including our named executive officers and the members of our board of directors, from hedging or pledging or otherwise encumbering, individually owned or granted Company securities.

Clawback Policy

Our executive bonus agreements contain a provision that provides that, among other things, if any bonus amount is paid as a result of misrepresented or inaccurate performance, the Company may require repayment of some or all of the excess bonus paid, subject to applicable laws. This recoupment policy reflects the Company’s high ethical standards and strict compliance with accounting and other regulations applicable to public companies. As all incentives and awards remain within the discretion of the Human Capital Management and Compensation Committee, the Committee also retains the ability to take any restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that the Chief Executive Officer and Chief Financial Officer must disgorge bonuses and other incentive-based compensation and profits on stock sales received during the 12 months following publication of the restated financials, if the non-compliance results from misconduct.

Tax Deductibility of Compensation

As a result of the Tax Cuts and Jobs Act, starting with compensation payable in 2018, Section 162(m) of the Internal Revenue Code limits us from deducting compensation, including performance-based compensation, in excess of $1,000,000 paid to our executive officers. The Human Capital Management and Compensation Committee will continue to retain full discretion to award compensation packages that best attract, retain and reward successful executive officers. Therefore, the Human Capital Management and Compensation Committee anticipates that it will award compensation that is not fully deductible under Section 162(m).

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE REPORT

The Human Capital Management and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on such review and discussions, the Human Capital Management and Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Human Capital Management and Compensation Committee of the Board of Directors

Jerry W. Nix, Chairperson

Thomas J. Lawley, M.D.

Gregory B. Morrison

This report of the Human Capital Management and Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICER COMPENSATION & BENEFITS

Summary Compensation Table

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, other than annual equity and bonus grant agreements. The following table provides information regarding the compensation awarded to, earned by and paid to each of our named executive officers for the years indicated below:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Gary W. Rollins	2021	1,400,000	-	4,458,000	2,100,000	-	435,601	8,393,601
Chairman and Chief Executive Officer	2020	1,152,308	-	2,846,575	1,170,300	10,385	295,627	5,475,195
	2019	1,100,000	-	2,630,400	803,000	17,850	229,604	4,780,854
Julie K. Bimmerman	2021	255,000	7,231	167,175	87,538	-	12,216	529,160
Interim Chief Financial Officer and Treasurer	2020	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-
John F. Wilson	2021	950,000	-	2,229,000	1,187,500	-	39,344	4,405,844
Vice Chairman and Assistant to the Chairman	2020	853,846	-	1,469,200	819,144	20,168	14,933	3,177,291
	2019	830,000	-	1,359,360	560,250	424,463	13,749	3,187,822
Jerry E. Gahlhoff, Jr.	2021	600,000	-	1,300,250	708,000		32,155	2,640,405
President and Chief Operating Officer	2020	412,654	-	393,011	269,921	16,539	11,909	1,104,034
	2019	-	-	-	-	-	-
Elizabeth B. Chandler	2021	500,000	-	835,875	355,000	-	32,132	1,723,007
Vice President, General Counsel and Corporate Secretary	2020	421,000	-	550,950	220,150	-	30,491	1,222,591
	2019	380,000	-	307,200	116,280	-	27,685	831,165
Paul E. Northen	2021	650,000	-	1,114,500	-	-	41,304	1,805,804
Former Senior Vice President and Chief Financial Officer	2020	564,923	-	734,600	328,670	-	32,926	1,661,119
Former Senior Vice President focused on Sustainability	2019	535,000	-	679,680	205,440	-	28,074	1,448,194

(1)	The amount shown in this column represents a discretionary bonus paid to Ms. Bimmerman under the RSC Bonus Plan.
(2)	These amounts represent the aggregate grant date fair value of restricted Common Stock awarded under our Stock Incentive Plan during the fiscal years 2021, 2020 and 2019, respectively, in accordance with FASB ASC Topic 718. Please refer to Note 17 – Stock-Based Compensation to our consolidated financial statements contained in our 2021 Form 10-K for the period ending December 31, 2021 for a discussion of the assumptions used in these computations. When calculating the amounts shown in this table, we have disregarded all estimates of forfeitures. Our 2021 Form 10-K has been included in our Annual Report and provided to our stockholders. These awards were subsequently forfeited by Mr. Northen although he retained the dividends previously paid thereon.
(3)	These amounts represent bonuses under the Company’s performance-based incentive cash compensation plan, which are accrued in the fiscal year earned and paid in the first quarter of the following fiscal year.
(4)	The amounts shown for 2021 for each named executive officer include perquisites and additional compensation of the types indicated in the following table:

Name	Perquisites (a)	Company Contribution to 401(k) Plan	Total
Gary W. Rollins	422,551	13,050	435,601
Julie K. Bimmerman	-	12,216	12,216
John F. Wilson	26,294	13,050	39,344
Jerry E. Gahlhoff, Jr.	19,105	13,050	32,155
Elizabeth B. Chandler	19,082	13,050	32,132
Paul E. Northen	28,254	13,050	41,304

(a) The amounts shown in this column include:

i.	For Mr. Rollins, $279,303 of incremental costs to the Company for Mr. Rollins’ personal use of the Company’s aircraft (calculated based on the actual variable costs to the Company of Mr. Rollins’ proportionate use of the Company aircraft); $9,237 of tax gross up related to Mr. Rollins’ personal use of the Company aircraft; $111,802 of incremental costs to the Company for Mr. Rollins’ use of the Company’s executive dining room; and an auto allowance and related vehicle expenses.
ii.	For Messrs. Wilson and Northen, $26,294 and $28,254, respectively, of auto allowance and related vehicle expenses.
iii.	For Mr. Gahlhoff and Ms. Chandler, auto allowances and related vehicle expenses.

Grants of Plan-Based Awards in 2021

The shares of Common Stock disclosed in the table below represent grants of restricted Common Stock under our 2018 Stock Incentive Plan awarded in fiscal year 2021 to our named executive officers. All grants of restricted Common Stock in 2021 vest one-fifth per year beginning on the second anniversary of the grant date. We have not issued any stock options in the past three fiscal years.

			All Other	Grant Date
		Estimated Possible Payouts Under	Awards: Number	Fair Value of
		Non-Equity Incentive Plan Awards	of Shares of	Stock and
Name	Grant Date (1)	Target ($)(2)	Stock or Units (#)	Options Awards (3)
Gary W. Rollins	1/26/2021	2,100,000	120,000	4,458,000

Julie K. Bimmerman	1/26/2021	94,769	4,500	167,175

John F. Wilson	1/26/2021	1,187,500	60,000	2,229,000

Jerry E. Gahlhoff, Jr.	1/26/2021	720,000	35,000	1,300,250

Elizabeth B. Chandler	1/26/2021	375,000	22,500	835,875

Paul E. Northen (4)	1/26/2021	650,000	30,000	1,114,500

(1)	The grant date is also the date of approval by the Human Capital Management and Compensation Committee for all awards shown in the table.
(2)	These amounts represent payouts of non-equity incentive cash bonus awards granted under the 2021 Cash Incentive Plan. The amount shown for Ms. Bimmerman in this column represents payouts of non-equity incentive cash bonuses granted under the RSC Bonus Plan and the 2021 Cash Incentive Plan, assuming full year participation in each plan. Due to her promotion to Interim Chief Financial Officer in July 2021, Ms. Bimmerman was entitled to only a pro rata portion of each plan award, based on time spent in her former and new positions. There are no threshold or maximum levels for the awards. The payment of actual awards was approved by the Human Capital Management and Compensation Committee in January 2021.
(3)	These amounts represent the grant date fair value for grants of restricted Common Stock granted to our named executive officers in fiscal year 2021 under our 2018 Stock Incentive Plan as computed in accordance with ASC Topic 718. Please refer to Note 17 – Stock-Based Compensation to our Financial Statements contained in the Company’s 2021 Form 10-K for a discussion of assumptions used in this computation. The 2021 Form 10-K has been included in the Company’s Annual Report and provided to its stockholders.
(4)	Mr. Northen’s 2021 award of time-lapse restricted stock was subsequently forfeited in accordance with its terms.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Company does not have any outstanding option awards held by the executives named in our Summary Compensation Table. The table below sets forth the total number of restricted shares of Common Stock outstanding at December 31, 2021 and held by the executives named in our Summary Compensation Table but which have not yet vested, together with the market value of these unvested shares based on the $34.21 closing price of our Common Stock on December 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Yet Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Yet Vested ($)
Gary W. Rollins	28,350	(2)	969,854
	56,700	(3)	1,939,707
	78,300	(4)	2,678,643
	82,200	(5)	2,812,062
	116,250	(6)	3,976,913
	120,000	(7)	4,105,200
Julie K. Bimmerman	1,575	(2)	53,881
	3,900	(5)	133,419
	7,200	(6)	246,312
	4,500	(7)	153,945
John F. Wilson	13,500	(2)	461,835
	27,000	(3)	923,670
	40,500	(4)	1,385,505
	42,480	(5)	1,453,241
	60,000	(6)	2,052,600
	60,000	(7)	2,052,600
Jerry E. Gahlhoff, Jr.	3,600	(2)	123,156
	8,100	(3)	277,101
	10,800	(4)	369,468
	11,400	(5)	389,994
	16,050	(6)	549,071
	35,000	(7)	1,197,350
Elizabeth B. Chandler	1,800	(2)	61,578
	3,780	(3)	129,314
	8,100	(4)	277,101
	9,600	(5)	328,416
	22,500	(6)	769,725
	22,500	(7)	769,725
Paul E. Northen	5,625	(2)	192,431
	13,500	(3)	461,835
	20,250	(4)	692,753
	21,240	(5)	726,620
	30,000	(6)	1,026,300
	30,000	(7)	1,026,300

(1)	The Human Capital Management and Compensation Committee granted time-lapse restricted shares to the named executive officers that vest 20% annually beginning on the second anniversary of the grant date.
(2)	These awards of time-lapse restricted stock were granted to the named executive officers on 1/26/2016 and became fully vested on 1/26/2022, with the exception of Mr. Northen’s award of time-lapse restricted stock, which was forfeited in accordance with its terms and did not vest.

(3)	These awards of time-lapse restricted stock were granted to the named executive officers on 1/24/2017 and are scheduled to fully vest on 1/24/2023. Mr. Northen’s award of time-lapse restricted stock was forfeited in accordance with its terms and will not vest.
(4)	These awards of time-lapse restricted stock were granted to the named executive officers on 1/23/2018 and are scheduled to fully vest on 1/23/2024. Mr. Northen’s award of time-lapse restricted stock was forfeited in accordance with its terms and will not vest.
(5)	These awards of time-lapse restricted stock were granted to the named executive officers on 1/22/2019 and are scheduled to fully vest on 1/22/2025. Mr. Northen’s award of time-lapse restricted stock was forfeited in accordance with its terms and will not vest.
(6)	These awards of time-lapse restricted stock were granted to the named executive officers on 1/28/2020 and are scheduled to fully vest on 1/28/2026. Mr. Northen’s award of time-lapse restricted stock was forfeited in accordance with its terms and will not vest.
(7)	These awards of time-lapse restricted stock were granted to the named executive officers on 1/26/2021 and are scheduled to fully vest on 1/26/2027. Mr. Northen’s award of time-lapse restricted stock was forfeited in accordance with its terms and will not vest.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares of Common Stock acquired by the named executive officers and the aggregate value realized upon the vesting of stock during the fiscal year ended December 31, 2021. None of our named executive officers owned any stock options that were exercised in 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary W. Rollins	131,700	4,824,495
Julie K. Bimmerman	4,305	155,770
John F. Wilson	64,620	2,368,067
Jerry E. Gahlhoff, Jr.	19,500	711,779
Elizabeth B. Chandler	11,490	420,404
Paul E. Northen	31,185	1,145,806

PENSION BENEFITS

The Company’s Retirement Income Plan, a trustee defined benefit pension plan, provided monthly benefits upon retirement at or after age 65 to eligible employees. In the second quarter of 2005, the Company’s Board of Directors approved a resolution to cease all future retirement benefit accruals under the Retirement Income Plan effective June 30, 2005. During September 2019, the Company settled its fully funded pension plan through a combination of lump sum payments to participants, payments to the Pension Benefit Guaranty Corporation, and the purchase of a group annuity contract. Retirement income benefits were based on the average of the employee’s compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding June 30, 2005. The estimated annual benefit payable at the later of retirement or age 65 for each named executive officer is disclosed in the following table:

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
Gary W. Rollins (1)	Pension Plan	38	—	—
Julie K. Bimmerman	Pension Plan	—	—	—
John F. Wilson	Pension Plan	7.5	—	—
Jerry E. Gahlhoff, Jr.	Pension Plan	—	—	—
Elizabeth B. Chandler	Pension Plan	—	—	—
Paul E. Northen	Pension Plan	—	—	—

(1)	Pursuant to a Qualified Domestic Relations Order, during 2013 Mr. Gary W. Rollins’ retirement income benefit was awarded in its entirety to his former spouse.

NONQUALIFIED DEFERRED COMPENSATION

On June 13, 2005, the Company approved the Rollins, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code). The Deferred Compensation Plan provides that employees eligible to participate in the Deferred Compensation Plan include those who are both members of a group of management and/or highly compensated employees selected by the committee administering the Deferred Compensation Plan. All of the executive officers are eligible to participate in the Company’s Deferred Compensation Plan. The table below sets forth the contributions made to the Deferred Compensation Plan, the aggregate earnings in 2021 and the balances as of December 31, 2021 for each named executive officer under the Deferred Compensation Plan:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	contributions in last	contributions in last	earnings/(losses)	withdrawals/	balance at last
	FY	FY	in last FY	distributions	FYE
Name	($)(1)	($)	($)(2)		($)
Gary W. Rollins	—	—	20,465	—	128,090
Julie K. Bimmerman	—	—	—	—	—
John F. Wilson	91,346	—	120,111	—	2,596,497
Jerry E. Gahlhoff, Jr.	—	—	14,186	—	128,858
Elizabeth B. Chandler	—	—	—	—	—
Paul E. Northen	31,750	—	1,668	—	33,418

(1)	This column reports the actual amounts of base salary deferred by the named executive officers in 2021 under the Deferred Compensation Plan, and the bonus compensation amounts deferred by the named executive officers related to 2020 that were paid in 2021, which are included in the Summary Compensation Table on page 40.
(2)	This column reports earnings or losses on compensation that the named executive officers elected to defer under the Deferred Compensation Plan. These amounts do not represent above-market or preferential earnings and therefore are not included in the Summary Compensation Table on page 40.

The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The Company may make discretionary contributions to participant accounts but has not done so since 2011.

Under the Deferred Compensation Plan, salary and bonus deferrals are fully vested. Any discretionary contributions are subject to vesting in accordance with the matching contribution-vesting schedule set forth in the Rollins 401(k) Savings Plan in which a participant participates.

Accounts will be credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.”  Account values are calculated as if the funds from deferrals and Company credits had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. Deferred Compensation Plan benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. The Company has established a “rabbi trust,” which it uses to voluntarily set aside amounts to indirectly fund any obligations under the Deferred Compensation Plan. To the extent that the Company’s obligations under the Deferred Compensation Plan exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Deferred Compensation Plan.

Generally, the Deferred Compensation Plan provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (a “Termination Event”). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. Generally, the Deferred Compensation Plan allows a participant to elect to receive distributions under the Deferred Compensation Plan in installments or lump-sum payments.

401(k) PLAN

The Company maintains the Rollins 401(k) Savings Plan, a defined contribution qualified retirement plan (the “401(k) Plan”). Participants in the 401(k) Plan may make before-tax and Roth after-tax contributions, subject to IRS limits, and the Company makes matching contributions. Participants may also make rollover contributions to the 401(k) Plan. Previously, participants were permitted to make non-Roth after-tax contributions. The full amount of a participant’s vested benefit is payable upon his termination of employment, retirement, total and permanent disability, death or age 59½. The forms of benefit payment under the 401(K) Plan are dependent upon the vested account balance. If the participant’s vested account balance is greater than $1,000 up to and including $5,000 upon termination of employment, a participant may roll their distribution into another qualified plan or an individual retirement plan of their choice, or it will be rolled into a Prudential individual retirement account. If the account balance is equal to or less than $1,000, the participant may roll their vested balance into another qualified plan or take a lump sum distribution. If the participant’s account balance is greater than $5,000 upon termination of employment, they can leave their funds in the Plan, take a full or partial lump sum distribution, take systematic distributions or roll their vested assets into another qualified plan or individual retirement account. A participant may withdraw before-tax and Roth contributions upon specified instances of financial hardship. A participant may withdraw all or any portion of their non-Roth after-tax account and rollover account at any time. Amounts contributed by the Company to the accounts of named executive officers as matching contributions under the 401(k) Plan are included in the “All Other Compensation” column of the Summary Compensation Table on page 40.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment, except as described below. Any agreement to provide additional payments or benefits to a terminating executive officer would be in the discretion of the Human Capital Management and Compensation Committee. The executive officers are not entitled to additional benefits at death or disability per the terms of the defined benefit plan. The amounts payable at retirement are disclosed in the “Pension Benefits” section on page 46. The executive officers can choose to receive the amounts accumulated in the Deferred Compensation Plan either as a lump sum or in installments at retirement, death or disability. These amounts have been disclosed under the “Nonqualified Deferred Compensation” section on page 47.

Under our Time-Lapse Restricted Stock Award Agreements (the “Stock Award Agreement”), if a named executive officer’s employment with the Company terminates at any time prior to the vesting of any restricted stock issued under the Stock Award Agreement, the named executive officer shall forfeit all unvested restricted stock, unless such named executive officer’s employment terminates due to his or her permanent disability, death or a change in control. In the event of death or a change in control of a named executive officer, such unvested restricted stock shall vest immediately. In the event of permanent disability of a named executive officer, a portion of such unvested restricted stock shall vest immediately and shall be determined by prorating the restricted stock by dividing the total number of months elapsed from the grant date to the date of permanent disability by 72, multiplying the result by the aggregate amount of restricted stock and reducing the result by any previously vested shares pursuant to the Stock Award Agreement.

The table below shows the incremental restricted shares that would become vested under the Stock Award Agreement as of December 31, 2021, at the closing market price of $34.21 per share for our Common Stock, as of that date, in the case of retirement, death, disability or change in control.

		Stock Awards
		Number of shares
		underlying unvested stock	Unrealized value of unvested
Name		(#)	stock ($)
Gary W. Rollins	Retirement	—	—
	Death	481,800	16,482,378
	Disability	220,958	7,558,985
	Change in Control	481,800	16,482,378
Julie K. Bimmerman	Retirement	—	—
	Death	17,175	587,557
	Disability	6,436	220,191
	Change in Control	17,175	587,557
John F. Wilson	Retirement	—	—
	Death	243,800	8,329,451
	Disability	110,858	3,792,464
	Change in Control	243,800	8,329,451
Jerry E. Gahlhoff, Jr.	Retirement	—	—
	Death	84,950	2,906,140
	Disability	33,253	1,137,601
	Change in Control	84,950	2,906,140
Elizabeth B. Chandler	Retirement	—	—
	Death	68,280	2,335,859
	Disability	25,452	870,701
	Change in Control	68,280	2,335,859
Paul E. Northen (1)	Retirement	—	—
	Death	—	—
	Disability	—	—
	Change in Control	—	—

(1)	Mr. Northen’s unvested time-lapse restricted stock was forfeited in accordance with its terms.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

●	Accrued salary and vacation pay
●	Distributions of plan balances under the 401(k) plan, as described on page 49
●	Nonqualified Deferred Compensation

Change in Control or Severance. The Company does not have any severance for its executive officers. However, upon the occurrence of a “Change in Control,” as determined by the Board of Directors, all unvested restricted stock shall immediately vest.

Pay Ratio Disclosure

As required by the SEC rules, we are providing the ratio of our median employee’s annual total compensation (the median of the total compensation of all our employees, excluding our principal executive officer) to the total annual compensation of Mr. Gary W. Rollins, our principal executive officer (“PEO”).

The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. We believe our compensation philosophy and process yield an equitable result.

Median Employee annual total compensation for 2021	$44,843
PEO annual total compensation for 2021	$8,393,601
Ratio of PEO to Median Employee compensation for 2021	187:1

The median employee was identified in 2020 using the methodology described below. The Company is using the same median employee in the presentation above because the Company does not believe that there has been a change in its employee population or employee compensation arrangements that would materially impact the pay ratio disclosure.

In determining the median employee, a listing was prepared of all employees as of October 31, 2019, including full-time, part-time and seasonal and temporary workers employed by the Company or its consolidated subsidiaries, but excluding the PEO. As permitted by SEC rules, under the 5% “de minimis” exception, we excluded employees from our foreign subsidiaries in Australia, United Kingdom, and Singapore, which combined were less than 5% of our total employees. Wages and salaries were annualized for those employees that were not employed for the full year. The median employee was selected from the annualized list. For simplicity, the value of the Company’s 401(k) plan and medical benefits provided was excluded as all employees, including the PEO, are offered the exact same benefits. As of December 31, 2019, the Company employed 14,952 persons of whom 435 were employed in Australia, the United Kingdom, and Singapore.

The pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratios reported by other companies.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on our knowledge of stock transactions, our review of copies of reports filed under Section 16(a) and written representations furnished to us, we believe that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended December 31, 2021, with the exception of a Form 3 which was inadvertently filed one day late on January 14, 2021 on behalf of Patrick J. Gunning.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans as of December 31, 2021:

Number of Securities
Remaining Available for
	Number of Securities To	Weighted Average	Future Issuance Under
	Be Issued Upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (1)
Plan Category	(A)	(B)	(C)
Equity compensation plans approved by security holders	2,716,602		6,618,640
Equity compensation plans not approved by security holders	—	—	—
Total	2,716,602	—	6,618,640

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 1, 2022 by:

●	Each of our named executive officers;
●	Each of our directors and director nominees; and
●	All of our current executive officers, directors and director nominees as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Unless otherwise indicated, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o of Rollins, Inc., 2170 Piedmont Road, N.E. Atlanta, Georgia. The information provided in the table below is based on our records, information filed with the SEC, on which we are relying pursuant to applicable SEC regulations, and information provided to us.

	Amount Beneficially		Percent of Outstanding
Name and Address of Beneficial Owner	Owned (1)		Shares
5% Stockholders:
Gary W. Rollins, Chairman and Chief Executive Officer	254,075,293	(2)	51.6%
The Vanguard Group	25,101,858	(3)	5.1%
Named Executive Officers:
Julie M. Bimmerman	57,890	(4)	**
John F. Wilson	836,580	(5)	**
Jerry E. Gahlhoff, Jr.	180,589	(6)	**
Elizabeth B. Chandler	102,137	(7)	**
Paul E. Northen	54,386	(8)	**
Directors and Director Nominees:
Susan R. Bell	150		**
Donald P. Carson	-		**
Patrick J. Gunning	-		**
Thomas J. Lawley, MD	10,125		**
Gregory B. Morrison	-		**
Jerry W. Nix	-		**
Pamela R. Rollins	6,068,993	(9)	1.2%
Louise S. Sams	-		**
All Directors and Executive Officers as a group (14 persons)	261,267,330	(10)	53.1%

(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	Includes 8,689,113 shares of the Company Common Stock held in a charitable trust of which he is a co-trustee and as to which he shares voting and investment power. Also includes 24,759* shares of Company Common Stock held by his wife. Also includes the following shares of Company Common Stock: (a) 221,631,786 shares held by LOR, Inc., a Georgia corporation (Mr. Gary W. Rollins is an officer and director of LOR, Inc., and has a 50% voting interest in it); (b) 744,963 shares held by RFT Investment Company, LLC, Georgia limited liability company

(LOR, Inc. is the manager of RFT Investment Company, LLC); (c) 77,223 shares held by LOR Investment Company, LLC, a Georgia limited liability company (LOR Investment Company, LLC is member managed, and LOR, Inc. holds a majority of all voting interests in LOR Investment Company, LLC); (d) 9,231,599 shares held by Rollins Holding Company, Inc., a Georgia corporation (Mr. Gary W. Rollins is an officer and director of Rollins Holding Company, Inc., and has a 50% voting interest in it); (e) 3,945,035 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC); (f) 2,235,811 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (g) 166,598 shares held by 1997 RRR Grandchildren’s Partnership, a Georgia general partnership, the partners of which are multiple trusts benefiting the grandchildren and more remote descendants of his late brother, Mr. R. Randall Rollins (Mr. Gary W. Rollins is a trustee of each such trust); (h) 959,462 shares held by seven trusts (the “Rollins Family Trusts”) for the benefit of the children and/or more remote descendants of his late brother, Mr. R. Randall Rollins; (i) 5,057,009 shares of Company Common Stock held directly by Mr. Gary W. Rollins; (j) 701,034 shares currently held by the R. Randall Rollins 2012 Trust (the trustee of each of the Rollins Family Trusts and the R. Randall Rollins 2012 Trust is a corporation over which Mr. Gary W. Rollins has the ability to assert control within sixty days); (k) 475,200 shares of restricted stock awards for Company Common Stock, (l) 114,413 shares of Company Common Stock in the Company’s employee stock purchase plan; and (m) 21,288 shares of Company Common Stock held in the Rollins 401(k) Savings Plan. Mr. Gary W. Rollins is part of a control group holding company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(3)	Based upon information contained in a report on Schedule 13G/A filed on February 10, 2022, an aggregate of 25,101,858 shares of Company Common Stock are beneficially owned by The Vanguard Group’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts. The Vanguard Group has shared power to vote or direct to vote 380,165 shares, sole power to dispose of or to direct the disposition of 24,173,676 shares, and shared power to dispose or to direct the disposition of 928,182 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)	Includes 35,135 shares of restricted stock awards for Company Common Stock and 21,143 shares of Company Common Stock held in the Rollins 401(k) Savings Plan.
(5)	Includes 230,360 shares of restricted stock awards for Company Common Stock and 33,986 shares of Company Common Stock in the Company’s employee stock purchase plan.
(6)	Includes 107,640 shares of restricted stock awards for Company Common Stock, 723 shares of Company Common Stock in the Company’s employee stock purchase plan, and 1,355 shares of Company Common Stock held in the Rollins 401(k) Savings Plan.
(7)	Includes 66,990 shares of restricted stock awards for Company Common Stock.
(8)	Includes 50,859 shares of Company Common Stock and 3,527 shares of Company Common Stock held in the Rollins 401(k) Savings Plan.
(9)	Includes 5,488,638* shares of Company Common Stock held by a charitable trust of which Ms. Rollins is co-trustee. Also includes 486,302 shares of Company Common Stock held directly by Ms. Rollins. Also includes 94,053 shares held by the 2002 Pamela R. Rollins Trust, as to which Ms. Rollins currently has the power to designate the members of the Investment Committee of the trustee.
(10)	Shares held in trusts as to which more than one director are co-trustees or entities in which there is common stock ownership have been included only once.
*	Mr. Gary W. Rollins and Ms. Pamela R. Rollins both disclaim any financial or pecuniary interest in these holdings.
**	Represents beneficial ownership of less than 1% of the Company’s outstanding common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A group that includes the Company’s Chairman and Chief Executive Officer, Gary W. Rollins, and certain companies under his control (the “Controlled Group”) possess in excess of fifty percent of the Company’s voting power. Please refer to the discussion on page 10 under the heading, “Controlled Company Exemption.”  The Controlled Group also controls in excess of fifty percent of the voting power of RPC, Inc. and Marine Products, Inc. All of the Company’s directors, with the exception of Messrs. Carson, Gahlhoff, Lawley, Morrison and Wilson, are also directors of RPC, Inc. and Marine Products Corporation.

Related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed and approved in advance, by our Nominating and Corporate Governance Committee or, in the event that our Nominating and Corporate Governance Committee does not consist of all independent directors, by a subcommittee (the “Subcommittee”) of the Nominating and Corporate Governance Committee consisting of all of the independent members thereof. As set forth in the charter of our Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee has the authority and responsibility to ensure that it approve all related party transactions, including material amendments that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Nominating and Corporate Governance Committee also has the authority to hire legal, accounting, financial or other advisors, as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. These same rights and responsibilities apply equally to the Subcommittee. A copy of the charter of the Nominating and Corporate Governance Committee is available at our website www.rollins.com under the heading “Governance - Governance Documents.”

Transactions with RPC, Inc.

The Company provides certain administrative services to RPC, Inc. (“RPC”) (a company of which Mr. Gary Rollins is also Chairman, and which is otherwise affiliated with the Company). The service agreements between RPC and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months’ notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Charges to RPC (or to corporations which are subsidiaries of RPC) for such services and rent totaled approximately $0.1 million for the year ended December 31, 2021.

Transactions with LOR, Inc.

Purchase of Gulfstream III Aircraft

During the year ended 2021, the Company purchased a Gulfstream III aircraft (“Gulfstream”) from LOR, Inc. (“LOR”), a company controlled by Gary W. Rollins and certain members of his family, to be used as the Company’s primary airplane. The Company purchased the Gulfstream for $0.5 million and paid the applicable taxes of $0.04 million. The purchase of the Gulfstream was approved by the Company’s Nominating and Corporate Governance Committee and the Committee was presented with an independent appraisal of the aircraft supporting the purchase.

Pilot Sharing Agreement

During the year ended 2021, the Company also entered into a Pilot Sharing Agreement with LOR whereby the Company’s employee pilots may be used by LOR from time to time to operate the LOR aircraft and LOR will reimburse the Company for 50% of the costs of the pilots, including salary, benefits and training. The Pilot Sharing Agreement was approved by the Company’s Nominating and Corporate Governance Committee. Charges to LOR under the Pilot Sharing Agreement total $0.8 million for the year ended December 31, 2021.

Administrative Services Agreement

The Company also provides certain administrative services to LOR and also rents office, hanger and storage space to LOR. Charges to LOR (or corporations which are subsidiaries of LOR) for rent and administrative services totaled $0.6 million for the year ended December 31, 2021.

Lear Lease Agreement

In 2014, P.I.A. LLC, a company owned by the former and late Chairman of the Board of Directors, R. Randall Rollins, purchased a Lear Model 35A jet and entered into a lease arrangement with the Company for Company use of the aircraft for business purposes. P.I.A. is now owned by a trust for the benefit of the late Mr. Rollins’ family. The lease is terminable by either party on 30 days’ notice. The Company pays $100.00 per month rent for the leased aircraft, and pays all variable costs and expenses associated with the leased aircraft, such as the costs for fuel, maintenance, storage and pilots. The Company has the priority right to use of the aircraft on business days, and Rollins family members and guests have the right to use the aircraft for personal use through the terms of the Aircraft Time Sharing Agreement with the Company. The amounts paid by the Company for Ms. Pam Rollins to use the aircraft for personal use is disclosed in the “Director Compensation Table,” included in this Proxy Statement. During the year ended December 31, 2021, the Company paid approximately $0.3 million in total rent and operating costs. These payments were made under the Aircraft Time Sharing Agreement which primarily includes Company use and personal use. This amount also includes payments for the benefit of LOR, its affiliates, and Rollins family members and guests under the Pilot Sharing Agreement referenced above. The foregoing related party transactions were previously approved by the Company’s Nominating and Governance Committee of the Board of Directors.

Related Party Franchise Agreements

On December 1, 2019, Orkin, a subsidiary of the Company, entered into a franchise agreement with Wilson Pest Management, Inc. The franchisee is owned 100% by John F. Wilson IV, the son of John F. Wilson, Vice Chairman of the Company. The Company received a total of approximately $0.8 million, which included payment for the franchise and an initial franchise fee of seventy-five thousand dollars in connection with the transaction. The franchise agreement provides for a monthly royalty fee of 9.0% of the franchisee’s reported income. The Company approved the agreement in accordance with its Related Party Transactions policy. During the year ended December 31, 2021, the royalty fee paid to Orkin in accordance with the franchise agreement between Orkin and John Wilson IV was $0.1 million.

Legal Fees

Our Amended and Restated Bylaws require that the Company pay reasonable legal fees and expenses on behalf of our directors and officers that are named in certain legal proceedings. Pursuant to that provision, in connection with the SEC Investigation described in Note 13 – Commitments and Contingencies to our consolidated financial statements contained in our 2021 Form 10-K for the period ending December 31, 2021, during the year ended December 31, 2021, the Company paid legal expenses on behalf of certain current and former directors and officers in the aggregate amount of $1.3 million.

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at the Company’s 2023 Annual Meeting of the Stockholders must be received by the Company by November 15, 2022 in order to be included, pursuant to Rule 14a-8 promulgated under the Exchange Act in the proxy statement and form of proxy relating to that meeting.  With regard to such stockholder proposals, if the date of the next annual meeting of stockholders in 2023 is advanced or delayed more than 30 calendar days from the date of this year’s annual meeting, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received. Stockholders desiring to present business at the 2023 Annual Meeting of Stockholders outside of the stockholder proposal rules of Rule 14a-8 of the Securities Exchange Act of 1934 and instead pursuant to Article Twenty-Seventh of the Company’s Amended and Restated By-Laws must prepare a written notice regarding such proposal addressed to Secretary, Rollins, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, which must be delivered to or mailed and received at the aforementioned address no later than January 26, 2023 and no earlier than December 17, 2022. Stockholders should consult the Amended and Restated By-Laws for other specific requirements related to such notice and proposed business.

With respect to stockholder nomination of directors, the Company’s Amended and Restated By-Laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to:  Secretary, Rollins, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the Amended and Restated By-Laws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company’s Amended and Restated By-Laws. Notices of nominations must be received by the Secretary of the Company no later than January 26, 2023 and no earlier than December 17, 2022, with respect to directors to be elected at the 2023 Annual Meeting of Stockholders.

EXPENSES OF SOLICITATION

The Company will bear the solicitation cost of proxies. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to their beneficial stockholders of record. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson, LLC to provide proxy solicitation services for a fee of $8,500 plus reasonable out of pocket expenses.

ANNUAL REPORT

Our Annual Report for the year ended December 31, 2021 is being provided to you with this Proxy Statement. The Annual Report includes our 2021 Form 10-K (without exhibits). The Annual Report is not considered proxy-soliciting material.

FORM 10-K

On written request of any record or beneficial stockholder, we will provide, free of charge, a copy of our 2021 Annual Report, which includes the consolidated financial statements. Requests should be made in writing and addressed to:  Julie Bimmerman, Senior Vice President, Interim Chief Financial Officer and Treasurer, Rollins, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324. We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to our 2021 Form 10-K should a stockholder request copies of such exhibits.

OTHER MATTERS

Our Board of Directors knows of no business other than the matters set forth herein, which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

Elizabeth B. Chandler
Secretary

Atlanta, Georgia
March 15, 2022

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Proxy Statement, including statements regarding future operations are forward-looking statements. In some cases, forward- looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” or the negative of these terms and similar expressions intended to identify forward-looking statements.  Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements primarily on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and trends that we believe may affect us. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Proxy Statement may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this Proxy Statement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. In addition, these forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of our 2021 Annual Report and in our other SEC filings. Forward-looking statements speak only as of the date of this Proxy Statement, and you should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

ROLLINS, INC

2022 EMPLOYEE STOCK PURCHASE PLAN

1.Purpose

The purpose of the Rollins, Inc. 2022 Employee Stock Purchase Plan (the “Plan”) is to provide Eligible Employees of Rollins, Inc. (the “Company”) and its Designated Subsidiaries with the opportunity to purchase shares of Stock through payroll deductions.  The Company believes that participation in the Plan will provide Eligible Employees with a convenient means of acquiring an equity interest through payroll deductions, enhance Eligible Employees’ sense of participation in the Company, increase Eligible Employees’ interest in the success of the Company, will provide an additional incentive for Eligible Employees to remain in the employ of the Company or such Designated Subsidiary.  The Company intends that the Plan constitute an “employee stock purchase plan” within the meaning of Code Section 423 and, further, intends that any ambiguity in the Plan or any related Offering be resolved to effect such intent.

2.Effective Date

This Plan is first effective as of the date on which the Plan is approved by the shareholders of the Company; provided, however, that such shareholder approval occurs on a date no later than twelve (12) months following the date the Plan is approved by the Board of Directors of the Company.  Notwithstanding the foregoing, no Offering under the Plan shall commence until the shares of Stock to be offered under the Plan have been registered with the Securities and Exchange Commission on a Form S-8.

3.	Definitions
3.1Account means the separate bookkeeping account which shall be established and maintained by the

Administrator for each Participant for each Offering Period to record the payroll deductions made on his or her behalf to purchase Stock under the Plan.

3.2Administrator means the Human Capital Management and Compensation Committee of the Board or its

duly authorized delegate.

3.3Board means the Board of Directors of the Company.
3.4Code means the Internal Revenue Code of 1986, as amended.
3.5Company means Rollins, Inc., a Delaware corporation, and any successor to the Company.
3.6Designated Subsidiary means, with respect to a particular Offering Period, a Subsidiary Corporation that the Administrator has designated as eligible to participate in the Plan. Unless otherwise determined by the Administrator with respect to a particular Offering, each U.S. Subsidiary Corporation of the Company that is considered a corporation for U.S. tax purposes shall be a Designated Subsidiary.

3.7Eligible Employee means each employee of the Company or a Designated Subsidiary Corporation except an employee who would own (immediately after the grant of an option under the Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or Subsidiary Corporation based on the rules set forth in Code Sections 423(b)(3) and 424. The Administrator may, prior to the Enrollment Period for an offering under the Plan and on a uniform and nondiscriminatory basis, determine that the Eligible Employees with respect to such Offering will not include:

(a)	an employee who has been employed less than 2 years (within the meaning of Code Section 423(b)(4)(A)) (or such lesser period of time as may be determined by the Administrator);

(b)	an employee who customarily is employed (within the meaning of Code Section 423(b)(4)(B)) 20 hours or less per week (or such lesser period of time as may be determined by the Administrator);
(c)

an employee who customarily is employed (within the meaning of Code Section 423(b)(4)(C)) for not more than 5 months in any calendar year (or such lesser period of time as may be determined by the Administrator);

(d)	an employee who is a highly-compensated employee within the meaning of Code Section 414(q); and
(e)

an employee who is a citizen or resident of a foreign jurisdiction if the grant of an option under the Plan or Offering to such person is prohibited under the laws of such foreign jurisdiction or if compliance with the laws would cause the Plan or Offering to violate the requirements of Code Section 423.

In addition, an employee who is a member of a collective bargaining unit that has elected, on behalf of its members, not to participate in the Plan in accordance with the requirements of Code Section 423, shall not be treated as an Eligible Employee while such election remains in effect.

3.8Enrollment Period means a period preceding an Offering Period during which Eligible Employees may elect to participate in the Plan for such Offering Period.  The Administrator shall establish the timing and duration of each Enrollment Period.

3.9Fair Market Value as of any date means the closing sales price for a share of Stock as reported on the

New York Stock Exchange on such date, or, if there are no reported transactions on such date, on the immediately preceding date on which a transaction is reported.

3.10Offering means an offer under the Plan to purchase shares of Stock on a Purchase Date.
3.11Offering Period means a period established by the Administrator during which payroll deductions shall be made pursuant to an offering under the Plan.  Unless otherwise established by the Administrator prior to the beginning of an Offering Period, all Offering Periods will be of six months’ duration. In addition, unless otherwise provided by the Administrator with respect to an Offering, if the first day of an Offering Period is not a business day, then the Offering Period shall begin on the next following business day; and if the last day of an Offering Period is not a business day, then the Offering Period shall end on the most recent business day before such day. In no event shall any Offering Period exceed 27 months.

3.12          Participant means for each Offering Period an Eligible Employee who has satisfied the requirements set forth in Section 7 to participate in such Offering Period.

3.13Participating Employer shall for each Participant, as of any date, mean the Company or a Designated

Subsidiary, whichever employs such Participant as of such date.

3.14Payroll Deduction Authorization means the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete and timely file with the Administrator before the end of an Enrollment Period in order to participate in the Plan for the related Offering Period.  The Administrator shall establish rules and procedures relating to the means by which Eligible Employees may submit Payroll Deductions (which may include online or electronic enrollment) and the times during which Payroll Deduction Authorizations must be submitted.

3.15Plan means this Rollins, Inc. Employee Stock Purchase Plan as set forth herein and as may be amended from time to time.

3.16Purchase Date means for each Offering Period, the last day of such Offering Period, or if such date is not a Trading Day, the last trading day immediately preceding such date).

3.17Purchase Price means the price at which shares of Stock shall be purchased in an Offering, which shall be the lesser of (a) ninety percent (90%) of the Fair Market Value of a share of Stock on the first day of the Offering Period or (b) ninety percent (90%) of the Fair Market Value of a share of Stock on the Purchase Date.  If such percentage results in a fraction of one cent, the Purchase Price shall be increased to the next highest full cent.  The Administrator may adjust the Purchase Price in its sole discretion with respect to an Offering, provided that the Purchase Price shall not be less than the lesser of (a) eighty-five percent (85%) of the Fair Market Value of a share of Stock on the first day of the Offering Period or (b) eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date.  In no event shall the Purchase Price be less than the par value of a share of stock.

3.18Stock means the $1.00 par value Common Stock of the Company.

3.19Subsidiary Corporation means each corporation which is in an unbroken chain of corporations beginning with the Company in which each corporation in such chain (except for the last corporation in such chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, as determined pursuant to Section 424(f).

4.Offerings

Offerings to purchase shares of Stock shall be made to Participants in accordance with the Plan from time to time at the discretion of the Administrator. The Administrator will determine the terms of each Offering, provided that each Offering shall satisfy the requirements of Code Section 423(b)(5).

5.Shares Available Under the Plan

Subject to adjustment as provided in Section 15, a maximum of 1,000,000 shares of Stock shall be reserved for purchase from the Company upon the exercise of options granted under Section 9 of the Plan.  Any shares of Stock which are subject to options granted as of the first day of an Offering Period but which are not purchased on the related Purchase Date shall again become available under the Plan. Shares purchased under the Plan will be, at the Company’s discretion, either newly issued shares, shares already owned by the Company (treasury stock), or shares purchased for Participants in the open market, or any combination of the foregoing.  For each Offering, options will be granted to all Eligible Employees of any corporation whose employees are granted any of such options by reason of their employment by that corporation in such Offering.

6.Administration

The Administrator shall be responsible for the administration of the Plan and shall have the power in connection with such administration to interpret the Plan, to establish rules and procedures it deems appropriate to administer the Plan, and to take such other action in connection with such administration as it deems necessary or equitable under the circumstances.  The Administrator also shall have the power to delegate the duty to perform such administrative functions as the Administrator deems appropriate under the circumstances and any action taken in accordance with such delegation shall be considered the action of the Administrator.  Any person or committee to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Administrator for such function.  Any action or inaction by or on behalf of the Administrator under the Plan shall be final and binding on each Eligible Employee, each Participant and on each other person who makes a claim under the Plan based on the rights, if any, of any such Eligible Employee or Participant under the Plan.

7.Participation
(a)	An Eligible Employee may become a Participant in the Plan by submitting a properly completed Payroll

Deduction Authorization to the Administrator on or before the last day of the Enrollment Period for an Offering. Unless otherwise provided by the Administrator, only employees who are Eligible Employees on the first day of an Enrollment Period, and whose employment as an Eligible Employee continues until the start of the related Offering, may participate in the Offering. Employment as an Eligible Employee shall not be treated as interrupted by a transfer directly between the Company and any Designated Subsidiary which is participating in the Offering or between one Designated Subsidiary participating in the Offering and another Designated Subsidiary participating in the same Offering.

(b)A Payroll Deduction Authorization shall require an Eligible Employee to provide such information and to take such action as the Administrator in its discretion deems necessary or helpful to the orderly administration of the Plan, including specifying (in accordance with Section 8) his or her payroll deductions to purchase shares of Stock pursuant to the option granted under Section 9 and whether he or she desires such Payroll Deduction Authorization to remain in effect for one or more than one Offering Period.  A Participant’s status as such shall terminate for an Offering Period (for which he or she has an effective Payroll Deduction Authorization) at such time as his or her Account has been withdrawn under Section 12 or Section 13 or the purchases and distributions contemplated under Section 10 with respect to his or her Account have been completed, whichever comes first. The Administrator may establish procedures (applied on a uniform and nondiscriminatory basis) for enrolling newly hired Eligible Employees or employees who otherwise become Eligible Employees during an Enrollment Period (before the start of the related Offering Period). Otherwise, an Eligible Employee who is hired or who otherwise becomes eligible after the start of an Enrollment Period for an Offering must wait until the Enrollment Period for the next Offering to enroll.

8.Payroll Deductions
(a)Initial Payroll Deduction Authorization.  Each Participant’s Payroll Deduction Authorization made under Section 7 shall specify the specific dollar amount (unless the Administrator determines that contributions may be designated as a percentage of compensation) which he or she authorizes his or her Participating Employer to deduct from his or her compensation each pay period (as such pay period is determined in accordance with his or her Participating Employer’s standard payroll policies and practices) during the Offering Period for which such Payroll Deduction Authorization is in effect to purchase shares of Stock pursuant to the option granted under Section 9.

The Administrator may establish uniform rules regarding (i) the types of compensation from which deductions may be taken, (ii) limitations on the dollar amounts (or percentages of compensation) that may be withheld from a Participant’s compensation, and (iii) required minimum contribution levels, provided that all such limitations shall satisfy the requirements of Code Section 423(b)(5) with respect to an Offering.

(b)Modifications.  Unless otherwise determined by the Administrator with respect to an Offering, a Participant shall have the right to make one amendment to a Payroll Deduction Authorization after the end of an Enrollment Period to reduce or to stop the payroll deductions which he or she previously had authorized for the related Offering Period, and such reduction shall be effective as soon as practicable after the Administrator actually receives such amended Payroll Deduction Authorization.  The Administrator may establish procedures and deadlines by which Participants must make such amendments to a Payroll Deduction Authorization.
(c)Account Credits, General Assets and Taxes. All payroll deductions made for a Participant shall be credited to his or her Account as of the pay day as of which the deduction is made.  All payroll deductions shall be held by the Company, by the Company’s agent or by one, or more than one, Designated Subsidiary (as determined by the Administrator) as part of the general assets of the Company or any such Designated Subsidiary, and each Participant’s right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor.  No interest or earnings shall be credited to a Participant’s Account.  The Company, the Company’s agent or such Designated Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

(d)Cash Payments.  A Participant may not make any contribution to his or her Account except through payroll deductions made in accordance with this Section 8; provided, however, that the Administrator may allow participants to make contributions by check or other means instead of payroll deductions if, for any Offering, the Administrator determines that such other contributions are permissible under Code Section 423.
9.Granting of Option
(a)General Rule.  Subject to Section 9(b) and Section 9(c), each person who is a Participant for an Offering Period automatically shall be deemed to have been granted an option to purchase the number of whole and fractional shares of Stock (not to exceed 10,000 shares, subject to adjustment under Section 15 of the Plan) as may be purchased with the payroll deductions credited to the Participant’s Account during the applicable Offering Period.  Each such option shall be exercisable only in accordance with the terms of the Plan.
(b)Statutory Limitation.  No option granted by operation of the Plan to any Eligible Employee under Section 9(a) shall permit his or her rights to purchase shares of Stock under the Plan or under any other employee stock purchase plan (within the meaning of Code Section 423) or any other shares of Stock under any other employee stock purchase plans (within the meaning of Code Section 423) of the Company and its parent or any of its subsidiaries (within the meaning of Code Section 424(f)) to accrue (within the meaning of Code Section 423(b)(8)) at a rate which exceeds $25,000 of the Fair Market Value of such stock for any calendar year.  Such Fair Market Value shall be determined as of the first day of the Offering Period for which the option is granted.
(c)Insufficient Available Shares.  If the number of shares of Stock available for purchase for any Offering Period is insufficient to cover the number of shares which Participants have elected to purchase through effective Payroll Deduction Authorizations, then each Participant’s option to purchase shares of Stock for such Offering Period shall be reduced to the number of shares of Stock (including any fractional share) which the Administrator shall determine by multiplying the number of shares of Stock available for options for such Offering Period by a fraction, the numerator of which shall be the number of shares of Stock for which such Participant would have been granted an option under Section 9(a) if sufficient shares were available and the denominator of which shall be the total number of shares of Stock for which options would have been granted to all Participants under Section 9(a) if sufficient shares were available.
10.Exercise of Option
(a)General Rule.  Unless a Participant files an amended Payroll Deduction Authorization under Section 10(b) or Section 12 on or before the Purchase Date for an Offering Period for which he or she has an effective Payroll Deduction Authorization, his or her option shall be exercised automatically on such Purchase Date for the purchase of as many shares of Stock (including any fractional share) as the balance credited to his or her Account as of that date will purchase at the Purchase Price for such shares of Stock if he or she also is an Eligible Employee on such Purchase Date.
(b)Partial Exercise.  If permitted by the Administrator with respect to an Offering, a Participant may file an amended Payroll Deduction Authorization under this Section 10 with the Administrator before a Purchase Date (and by the deadline established by the Administrator) to elect, effective as of such Purchase Date, to exercise his or her option with respect to a specific dollar amount which is less than the aggregate amount of payroll deductions made by such Participant pursuant to Section 8, and any such amended Payroll Deduction Authorization shall be effective only if such Participant is an Eligible Employee on such Purchase Date.
(c)Automatic Refund.  If a Participant’s Account has a remaining balance after his or her option has been exercised as of a Purchase Date under this Section 10, such balance automatically shall be refunded to the Participant in cash (without interest) as soon as practicable following such Purchase Date.

11.Delivery of Shares
(a)Registration of Shares.  Shares of Stock purchased upon the exercise of an option under the Plan may be registered in book entry form or represented in certificate form and shall be held for, or at the Participant’s direction and expense, delivered to the Participant and shall be registered in (1) his or her name or, if the Participant so directs on his or her Payroll Deduction Authorization filed with the Administrator on or before the Purchase Date for such option and if permissible under applicable law, (2) the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship; provided, however, the Company shall not have any obligation to deliver a certificate to a Participant which represents a fractional share of Stock.  No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Stock subject to an option until such option has been exercised and the related shares of Stock actually have been delivered to such person or have been transferred to an account for such person at a broker-dealer designated by the Administrator.
(b)Limitation on Transfers.  Shares of Stock acquired under the Plan may not be sold or transferred, other than by will or laws of descent and distribution or to joint ownership with a Participant’s spouse, for a period of 12 months following the Purchase Date on which such shares were acquired.  The foregoing restriction on resales does not apply to shares of Stock acquired through the reinvestment of dividends.
12.Voluntary Account Withdrawal

A Participant may elect to withdraw the entire balance credited to his or her Account for an Offering Period by filing an amended Payroll Deduction Authorization with the Administrator on or before the Purchase Date for such period.  If a Participant makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after such amended Payroll Deduction Authorization is filed, and no further payroll deductions shall be made on his or her behalf for the remainder of such Offering Period.  If a Participant dies on or before a Purchase Date and the Administrator has timely notice of his or her death, the Administrator shall deem such Participant to have elected to withdraw the entire balance credited to his or her Account under this Section 12.

13.Termination of Employment

If a Participant’s employment as an Eligible Employee terminates on or before the Purchase Date for an Offering Period for any reason whatsoever, his or her Account shall be distributed in cash as soon as practicable as if he or she had elected to withdraw his or her Account under Section 12 immediately before the date his or her employment terminated.  However, if a Participant is transferred directly between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary while he or she has a Payroll Deduction Authorization in effect, his or her employment shall not be treated as terminated merely by reason of such transfer and any such Payroll Deduction Authorization shall (subject to all the terms and conditions of the Plan) remain in effect after such transfer.

14.Transferability

Neither the balance credited to a Participant’s Account nor any rights to the exercise of an option or to receive shares of Stock under the Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Administrator in its absolute discretion may treat any such action as an election by a Participant to withdraw the balance credited to his or her Account in accordance with Section 12.

15.Adjustment

The number of shares of Stock covered by outstanding options granted pursuant to the Plan and the related Purchase Price and the number of shares of Stock available under the Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to such changes as dividends paid in the form of Stock or Stock splits.  Furthermore, the Board shall adjust (in a manner which satisfies the requirements of Code Section 424(a)) the number of shares of Stock available under the Plan and the number of shares of Stock covered by options granted under the Plan and the related option Prices in the event of any corporate transaction described in Code Section 424(a).  Any such adjustment under this Section 15 may create fractional shares of Stock or a right to acquire a fractional share.  An adjustment made under this Section 15 by the Board shall be conclusive and binding on all affected persons.

16.Acquisitions and Dispositions

Subject to the requirements of Code Section 423, the Administrator may, in its sole and absolute discretion, create special Offering Periods for individuals who become Eligible Employees solely in connection with the acquisition of a majority interest in another company or business by a stock acquisition, merger, reorganization or purchase of assets and, notwithstanding anything in the Plan to the contrary, may provide for special Purchase Dates for Participants who will cease to be Eligible Employees solely in connection with the disposition of all or a portion of any Designated Subsidiary or a portion of the Company, which Offering Periods and Purchase Dates granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Administrator considers appropriate under the circumstances.  To the extent permissible under Code Section 423, in determining whether an individual is an Eligible Employee, the Administrator may, in its sole discretion, include service with a corporation, prior to its becoming a Subsidiary, or with a trade or business prior to its acquisition by the Company or a Subsidiary.

17.Amendment or Termination

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Code Section 423 and the laws of the State of Delaware, and any such amendment shall be subject to the approval of the Company’s shareholders to the extent such approval is required under Code Section 423 or the laws of the State of Delaware or to the extent such approval is required under applicable law or stock exchange listing requirements.  Without limiting the foregoing, any amendment to increase the number of shares that may be purchased under the Plan (other than an increase merely reflecting an adjustment pursuant to Section 15) shall be effective only if approved by the Company’s shareholders.  The Board also may terminate the Plan or any Offering made under the Plan at any time.

18.Notices

All Payroll Deduction Authorizations and other communications from a Participant to the Administrator under, or in connection with, the Plan shall be deemed to have been filed with the Administrator when actually received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt of such Payroll Deduction Authorizations and communications.

19.Employment

No offer under the Plan shall constitute an offer of employment, and no acceptance of an offer under the Plan shall constitute an employment agreement or in any way affect the right of the Company or a Designated Subsidiary to terminate an Eligible Employee.  Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and the Company or any subsidiary of the Company, including a Designated Subsidiary.  Finally, no Eligible Employee shall be induced to participate in the Plan by the expectation of employment or continued employment.

20.Headings, References and Construction

The headings to sections in the Plan have been included for convenience of reference only.  Except as otherwise expressly indicated, all references to sections in the Plan shall be to sections of the Plan.  This Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

Rollins, Inc. Notice of 2022 Annual Meeting of Shareholders 2170 Piedmont Road, N.E., Atlanta, Georgia 30324 Proxy Solicited by Board of Directors for Annual Meeting – April 26, 2022 The undersigned stockholder(s) hereby appoints Gary W. Rollins and John F. Wilson, and either of them, as proxies to appoint their substitute, and hereby authorize(s) them to represent and to vote, as undersigned on the reversed side of this proxy, all of the shares of the common stock of Rollins, Inc. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 12:30 P.M., Eastern Time, on April 26, 2022, at 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and at any adjournments or postponements thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. (PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 26, 2022. The Proxy Statement is available at: http://www.viewproxy.com/ROL/2022.

	FOR	WITHHOLD
01 - Susan R. Bell	☐	☐
02 - Donald P. Carson	☐	☐
03 - Louise S. Sams	☐	☐
04 - John F. Wilson	☐	☐

Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorneys, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature of Stockholder: ____________ Date

Signature of Stockholder: ____________ Date

CONTROL NUMBER

SCAN TO VIEW MATERIALS & VOTE

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/ROL

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the post-age-paid envelope provided.

IN PERSON

Vote Your Proxy:

You may vote your shares in person at the 2021 Annual Meeting on April 26, 2022, at 12:30 p.m. (local time) at the Rollins, Inc. Corporate Offices at 2170 Piedmont Road, N.E., Atlanta, GA 30324.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, and 3. FOR AGAINST ABSTAIN o 1. To elect four Class III director nominees to serve as directors of the Company until our 2025 annual meeting of stockholders or until their successors are duly elected and qualified; 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; 3. To consider and vote on a proposal to approve the Rollins, Inc. 2022 Employee Stock Purchase Plan; Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions 11:59 p.m. ET on INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/ROL Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote by 11:59 p.m. ET on April 25, 2022. CONTROL NUMBER SCAN TO DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data)